QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Oppenheimer Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OPPENHEIMER HOLDINGS INC.
85 Broad Street
New York, NY 10004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2018

To our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OPPENHEIMER HOLDINGS INC., a Delaware corporation (the "Company"), will be held at 85 Broad Street, New York, NY 10004 in the 22nd Floor Conference Center on Monday, May 14, 2018, at the hour of 4:30 P.M. (New York time) for the following purposes:

  1.
  To elect eight directors;

  2.
  To ratify the appointment of Deloitte & Touche LLP as auditors of the Company for 2018 and authorize the Audit Committee to fix the auditors' remuneration; and

  3.
  To transact such other business as is proper at such meeting or any adjournments thereof.

        Only holders of Class B voting common stock of record at the close of business on March 16, 2018 are entitled to vote at the Annual Meeting of Stockholders and any adjournments thereof. Holders of Class B voting common stock who are unable to attend the meeting in person are requested to date, sign and return the enclosed form of proxy for use by holders of Class B voting common stock.

        Holders of Class A non-voting common stock of the Company are entitled to attend and speak at the Annual Meeting of Stockholders and any adjournments thereof. Holders of Class A non-voting common stock are not entitled to vote with respect to the matters referred to above.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 is available on the Company's website at www.opco.com. Paper copies are available, free of charge, upon request, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, (iii) emailing us with your request at info@opco.com, or (iv) through our website at www.opco.com/investor-relations/index.aspx.

By Order of the Board of Directors,

Dennis P. McNamara
Secretary

New York, New York
March 23, 2018

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of
Shareholders to be held on May 14th, 2018:

The Notice of Meeting, Proxy Statement and Annual Report to Shareholders are available at
https://www.opco.com/investor-relations/index.aspx.

OPPENHEIMER HOLDINGS INC.

PROXY STATEMENT

SUMMARY

        This summary highlights selected information appearing elsewhere in this proxy statement and does not contain all the information that you should consider in making a decision with respect to the proposals described in this proxy statement. You should read this summary in its entirety, together with the more detailed information in this proxy statement, as well as our Annual Report on Form l0-K for the year ended December 31, 2017, which is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, (iii) emailing us with your request at info@opco.com or (iv) through our webiste at www.opco.com/investor-relations/index.aspx.

        Unless otherwise provided in this proxy statement, references to the "Company," "Oppenheimer Holdings," "we," "us," and "our" refer to Oppenheimer Holdings Inc., a Delaware corporation.

 Oppenheimer Holdings Inc.

        The Company is a holding company which, through its subsidiaries, is a leading middle-market investment bank and full service financial services firm. Through our operating subsidiaries, we provide a broad range of financial services, including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, and investment advisory and asset management services. We own, directly or through subsidiaries, Oppenheimer & Co. Inc., a New York-based securities broker-dealer, Oppenheimer Asset Management Inc., a New York-based investment advisor, Freedom Investments Inc., a discount securities broker-dealer based in New Jersey, Oppenheimer Trust Company, a Delaware limited purpose bank, and OPY Credit Corp., a dealer in syndicated loans. The Company also has subsidiaries operating in the United Kingdom, Isle of Jersey, Switzerland, Israel, and Hong Kong, China. The telephone number and address of our registered office is (212) 668-8000 and 85 Broad Street, New York, NY10004.

        This proxy statement is dated March 23, 2018 and is first being mailed to our Class B voting stockholders and made available to all our stockholders on or about March 26, 2018.

        Set forth below in a question and answer format is general information regarding the Annual Meeting of Stockholders, or the Meeting, to which this proxy statement relates.

Questions and Answers about the Matters to be Acted Upon

Q.
What is the purpose of the Meeting?

A.
The purpose of the Meeting is to elect eight directors, to ratify the appointment of our auditors for 2018 and authorize the Audit Committee to fix the auditors' remuneration, and to transact such other business as is proper at the Meeting.

Q.
Where will the Meeting be held?

A.
The Meeting will be held at 85 Broad Street, New York, NY 10004 in the 22nd Floor Conference Center on Monday, May 14, 2018, at the hour of 4:30 P.M. (New York time).

Q.
Who is soliciting my vote?

A.
Our management is soliciting your proxy to vote at the Meeting. This proxy statement and form of proxy were first mailed to our Class B voting stockholders and made available to all of our stockholders on or about March 26, 2018. Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement and all information accompanying this proxy statement.

Q.
Who is entitled to vote at the Meeting?

A.
The record date for the determination of stockholders entitled to receive notice of the Meeting is March 16, 2018. Only holders of Class B voting common stock ("Class B Stock") on the record date are entitled to vote at the Meeting and any adjournments thereof. In accordance with the provisions of the General Corporation Law of the State of Delaware, or the DGCL, we will prepare a list of the holders of our Class B Stock (the "Class B Stockholders") as of the record date. Class B Stockholders named in the list will be entitled to vote their Class B Stock on the matters to be voted on at the Meeting. Holders of Class A non-voting common stock ("Class A Stock") of the Company are entitled to attend and speak at the Meeting and any adjournments thereof. However, holders of Class A Stock (the "Class A Stockholders") are not entitled to vote with respect to the matters referred to above.

Q.
What am I voting on?

A.
The Class B Stockholders are entitled to vote on the following proposals:

(1)
The election of E. Behrens, T.M. Dwyer, W. Ehrhardt, P.M. Friedman, T.A. Glasser, A.G. Lowenthal, R.S. Lowenthal and A.W. Oughtred as directors;

(2)
The ratification of the appointment of Deloitte & Touche LLP as our auditors for 2018 and the authorization of the Audit Committee to fix the auditors' remuneration; and

(3)
Any other business as may be proper to transact at the Meeting.

Q.
What are the voting recommendations of the Board of Directors?

A.
The Board of Directors recommends the following votes:

•
FOR the election of the nominated directors; and

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our auditors for 2018 and the authorization of our Audit Committee to fix the auditors' remuneration;

Q.
Will any other matters be voted on?

A.
The Board of Directors does not intend to present any other matters at the Meeting. The Board of Directors does not know of any other matters that will be brought before our Class B Stockholders for a vote at the Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to A.G. Lowenthal and D.P. McNamara, as proxies, with full power of substitution, to vote on such matters at their discretion.

Q.
How many votes do I have?

A.
Class B Stockholders are entitled to one vote for each share of Class B Stock held as of the close of business on the record date.

Q.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being made directly available to you by us. You may vote the shares registered directly in your name by completing and mailing the proxy card or by written ballot at the Meeting.

  Beneficial Owner — If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote those shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card providing directions for how to vote your shares.

Q.
How do I vote?

A.
If you are a Class B Stockholder of record, there are two ways to vote:

•
By completing and depositing your proxy with our transfer agent at least 48 hours prior to the commencement of the Meeting; or

•
By written ballot at the Meeting.

  If you are a Class B Stockholder and you return your proxy card but you do not indicate your voting preferences, the proxies will vote your shares FOR Matters 1 and 2, and will use their discretion on any other matters that are submitted for stockholder vote at the Meeting.

  Class B Stockholders who are not stockholders of record and who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, Class B Stockholders who are not stockholders of record will either: (i) be provided with a proxy executed by the intermediary, as the stockholder of record, but otherwise uncompleted and the beneficial owner may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the stockholder of record, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the beneficial owner and may not vote in the event that no instructions are received.

Q.
Can I change my vote or revoke my proxy?

A.
A Class B Stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the Class B Stockholder or by the stockholder's attorney-in-fact either (i) with our transfer agent, Computershare Inc., at any time up to and including the last business day preceding the day of the Meeting or any adjournments thereof or (ii) with our Secretary on the day of the Meeting or any adjournments thereof or in any other manner permitted by law. A stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering a written notice of revocation to our Secretary. A stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary prior to the commencement of the Meeting.

Q.
How are votes counted?

A.
We will appoint an Inspector of Election at the Meeting. The Inspector of Election is typically a representative of our transfer agent. The Inspector of Election will collect all proxies and ballots and tabulate the results.

Q.
Who pays for soliciting proxies?

A.
We will bear the cost of soliciting proxies from our Class B Stockholders. It is planned that the solicitation will be initially by mail, but proxies may also be solicited by our employees. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

Q.
What is the quorum requirement of the Meeting?

A.
A quorum for the consideration of Matters 1 and 2 shall be Class B Stockholders present in person or by proxy representing not less than a majority of the outstanding Class B Stock.

Q.
What are broker non-votes?

A.
Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting. Broker non-votes and abstentions will not affect the outcome of the matters being voted on at the Meeting, assuming that a quorum is obtained.

Q.
What vote is required to approve each proposal?

A.
Matter No. 1, election of directors. The election of each of the directors nominated requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present; and

  Matter No. 2, appointment of auditors. The ratification of the appointment of the auditors for 2018 and the authorization of the Audit Committee to fix the auditors' remuneration requires the affirmative vote, in person or by proxy, of a simple majority of the Class B Stock voted at the Meeting if a quorum, or a majority of the Class B Stock, is present.

  Mr. A.G. Lowenthal, our Chairman and Chief Executive Officer, owns 96.4% of the Class B Stock and intends to vote all of such Class B Stock in favor of each of Matters 1 and 2. As a result, each of the matters before the Meeting is expected to be approved. See "Security Ownership of Certain Beneficial Owners and Management."

Q.
Who can attend the Meeting?

A.
All registered Class A Stockholders, Class B Stockholders, their duly appointed representatives, our directors and our auditors are entitled to attend the Meeting.

Q.
What does it mean if I get more than one proxy card?

A.
It means that you own shares in more than one account. You should vote the shares on each of your proxy cards.

Q.
I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A.
If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Q.
Multiple stockholders live in my household, and together we received only one copy of this proxy statement. How can I obtain my own separate copy of this document for the Meeting?

A.
You may pick up copies in person at the Meeting or download them from our Internet web site, www.opco.com (click on the link to the About Us/Investor Relations page). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (212) 668-8000, by email at info@opco.com, through our website at www.opco.com/investor-relations/index.aspx or by mail to 85 Broad Street, New York, NY 10004, Attention: Secretary. We cannot guarantee you will receive mailed copies before the Meeting.

Q.
Where can I find the voting results of the Meeting?

A.
We are required to file the voting results in a Current Report on Form 8-K which you can find within four business days of the Meeting on the EDGAR website at www.sec.gov.

Q.
Who can help answer my questions?

A.
If you have questions about the Meeting or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact:

  D.P. McNamara, Secretary
  Oppenheimer Holdings Inc.
  85 Broad Street, 22nd Floor
  New York, NY 10004
  (212) 668-8000
  info@opco.com

  You may also obtain additional information about us from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled "Where You Can Find More Information."

 THE MEETING

Solicitation of Proxies

        This proxy statement is made available or forwarded to our Class A Stockholders and Class B Stockholders in connection with the solicitation of proxies by our management from the Class B Stockholders for use at our Annual Meeting of Stockholders (the "Meeting") to be held on Monday, May 14, 2018 at the hour of 4:30 P.M. (New York time) at 85 Broad Street, New York, NY 10004 in the 22nd Floor Conference Center and at any adjournments thereof for the purposes set forth in the Notice of Meeting, which accompanies this proxy statement. This proxy statement is dated March 23, 2018 and is first being mailed to our Class B Stockholders on or about March 26, 2018.

        The record date for the determination of stockholders entitled to receive notice of the Meeting is March 16, 2018. In accordance with the provisions of the DGCL, we will prepare a list of the Class B Stockholders as of the record date. Class B Stockholders named in the list will be entitled to vote the Class B Stock owned by them on all matters to be voted on at the Meeting.

        It is planned that the solicitation of Class B Stockholders will be initially by mail, but proxies may also be solicited by our employees. The cost of such solicitation, estimated to be approximately $2,000, will be borne by us.

        No person is authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations should not be relied upon as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, create an implication that there has not been any change in the information set forth herein since the date of this proxy statement. Except as otherwise stated, the information contained in this proxy statement is given as of March 9, 2018.

        We have distributed copies of the Notice of Meeting, this proxy statement, and form of proxy for use by the Class B Stockholders to intermediaries such as clearing agencies, securities dealers, banks and trust companies or their nominees for distribution to our non-registered stockholders whose shares are held by or in the custody of such intermediaries. Intermediaries are required to forward these documents to non-registered Class B Stockholders. Our Annual Report on Form 10-K for the year ended December 31, 2017 is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, (iii) emailing us with your request at info@opco.com or (iv) through our website at www.opco.com/investor-relations/index.aspx. The solicitation of proxies from non-registered Class B Stockholders will be carried out by the intermediaries or by us if the names and addresses of Class B Stockholders are provided by the intermediaries. Non-registered Class B Stockholders who wish to file proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, non-registered Class B Stockholders will either: (i) be provided with a proxy executed by the intermediary, as the registered stockholder, but otherwise uncompleted and the non-registered holder may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the registered stockholder, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the non-registered holder and may not vote in the event that no instructions are received.

Class A Stock and Class B Stock

        We have authorized and issued Class A Stock and Class B Stock which are equal in all respects except that the holders of Class A Stock, as such, are not entitled to vote at meetings of our stockholders except as entitled to vote by law or pursuant to our Certificate of Incorporation. Class A Stockholders are not entitled to vote the Class A Stock owned or controlled by them on the matters identified in the Notice of Meeting to be voted on.

        Generally, Class A Stockholders are afforded the opportunity to receive notices of all meetings of stockholders and to attend and speak at such meetings. Class A Stockholders are also afforded the opportunity to obtain all informational documentation sent to the Class B Stockholders.

        Class B Stockholders are entitled to one vote for each share of Class B Stock held as of the record date for the Meeting.

Appointment and Revocation of Proxies

        Each of Albert G. Lowenthal and Dennis P. McNamara (the "Management Nominees") has been appointed by the Board of Directors to serve as the proxy for the Class B Stockholders at the Meeting.

        Class B Stockholders have the right to appoint persons, other than the Management Nominees, who need not be stockholders, to represent them at the Meeting. To exercise this right, the Class B Stockholder may insert the name of the desired person in the blank space provided in the form of proxy accompanying this proxy statement or may submit another form of proxy.

        Proxies must be deposited with our transfer agent, Computershare Inc., at its address at Computershare Investor Services, PO Box 50500, Louisville, Kentucky 40233, no later than the last business day preceding the day of the Meeting or with our Secretary on the day of the Meeting in order for the proxies to be used at the Meeting.

        Class B Stock represented by properly executed proxies will be voted by the Management Nominees on any ballot that may be called for, unless the Class B Stockholder has directed otherwise, (i) for the election of each of the nominated directors (Matter 1 in the Notice of Meeting), and (ii) for the ratification of the appointment of the auditors for 2018 and authorization of the Audit Committee to fix the remuneration of the auditors (Matter 2 in the Notice of Meeting).

        Each form of proxy confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting to which the proxy relates and other matters which may properly come before the Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if matters which are not known to management should properly come before the Meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies.

        A Class B Stockholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing executed by the Class B Stockholder or by the stockholder's attorney-in-fact either with our transfer agent at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, or with our Secretary on the day of the Meeting or any adjournments thereof or in any other manner permitted by law. A Class B Stockholder who has given a proxy may also revoke it by signing a form of proxy bearing a later date and returning such proxy to our Secretary prior to the commencement of the Meeting. In addition, a Class B Stockholder who has given a proxy has the power to revoke it after the commencement of the Meeting as to any matter on which a vote has not been cast under the proxy by delivering written notice of revocation to our Secretary.

        Abstentions and broker non-votes will have no effect with respect to the matters to be acted upon at the Meeting, assuming that a quorum is obtained.

 MATTER NO. 1

ELECTION OF DIRECTORS

Director Nomination Process

        Our Bylaws provide that our Board of Directors consists of no less than three and no more than eleven directors to be elected annually. The term of office for each director is from the date of the meeting of stockholders at which the director is elected until the close of the next annual meeting of stockholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated, in accordance with our Bylaws.

        The Nominating and Corporate Governance Committee of the Board has recommended, and the directors have determined, that eight directors are to be elected at the Meeting. Two of our current directors, Mr. Keehner and Ms. Roberts, have advised that they do not wish to stand for re-election to the Board. One person, Ms. Glasser, who has not previously served as a director, has been nominated to join the Board in May 2018. Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the Meeting, the Management Nominees reserve the right to vote for another nominee or nominees in their discretion.

        The following sets out information with respect to the proposed nominees for election as directors as recommended by the Nominating and Corporate Governance Committee, in accordance with the Nominating and Corporate Governance Committee Charter (available at www.opco.com). The Nominating and Corporate Governance Committee has reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our stockholders. The election of the persons nominated for election as directors requires the affirmative vote of a simple majority of the Class B Stock voted at the Meeting.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PERSONS NOMINATED FOR ELECTION AS A DIRECTOR.

  Director Nominees and Executive Officers

        The following table, and the notes thereto, provide information regarding our director nominees and executive officers.(1)

 Nominees for Election as a Director

E. Behrens Age: 48 Independent	Mr. Behrens joined the Board in 2016. Mr. Behrens is currently the Managing Member of B Capital Advisors LLC, an investment firm. He also serves as a board member of Sidewinder Drilling LLC, a land based oil rig operator, and SEACOR Marine Holdings Inc., an offshore oil and gas provider, positions he has held since 2017. From 2009 to 2017, Mr. Behrens was a Senior Vice President with SEACOR Holdings Inc., a global provider of equipment and services supporting the offshore oil and gas and marine transportation industries that he initially joined in 2008. From 2012 to 2017, he was Chairman of the Board of Trailer Bridge, Inc., a Jones Act container company. Additionally, he served as a board member of Penford Corporation from 2013 to 2015, a board member of Global Marine Systems from 2014 to 2015, and a board member of Continental Insurance Group, Ltd. from 2016 until 2017. From 2006 to 2007, he was a Portfolio Manager and Partner at Level Global Investors, a New York-based hedge fund. Mr. Behrens has a B.A. degree from the University of Chicago. The Company believes that Mr. Behrens' qualifications to serve on the Board include the extensive experience that he has gained through his key roles with several other significant businesses, including his experience as a Board Chairman, as well as his demonstrated management, financial and business development skills and acumen. He is a member of the Compliance and Nominating and Corporate Governance Committees.

Board and Committees	Attendance Overall attendance: 100%
Board	9 of 9
Compliance	5 of 5
Nominating and Corporate Governance	7 of 7

T.M. Dwyer Age: 56 Independent	Mr. Dwyer joined the Board in 2016. He is the founder, former CEO and Chairman of Entitle Direct Group, Inc., a title insurance company. Prior to founding Entitle Direct Group, Inc. in 2006, Mr. Dwyer served as Managing Director at the investment banking firm of Greenhill & Company from 2002 to 2005, specializing in the insurance industry. He previously held a similar position at Donaldson, Lufkin & Jenrette as a Managing Director specializing in the insurance sector from 1993 to 2001. Mr. Dwyer was also a Vice President at Salomon Brothers Inc. from 1987 to 1993, and he was a certified public accountant with Arthur Andersen & Co. in Illinois from 1983 to 1985. He has over 30 years of experience in the financial services industry, and brings significant financial, accounting and insurance knowledge to the Company, as well as demonstrable entrepreneurial, compliance and advisory skills. Mr. Dwyer has an MBA from the University of Chicago and a Bachelor of Science in Accountancy from the University of Illinois. He is a member of the Audit, Compensation and Compliance Committees.

Board and Committees	Attendance Overall attendance: 100%
Board	9 of 9
Audit	5 of 5
Compensation	6 of 6
Compliance	2 of 2

W. Ehrhardt Age: 74 Independent	Mr. Ehrhardt joined the Board in 2008. He is a retired senior audit partner formerly with Deloitte & Touche LLP, New York with over 30 years of professional experience primarily in the banking and securities and insurance industries. While in the practice of public accounting, Mr. Ehrhardt supervised the audits of the firm's largest multinational financial services clients. In addition, Mr. Ehrhardt participated in numerous firm-wide initiatives relating to the audit practice and related quality control matters and served as Partner in Charge of the Tri-State Financial Services Assurance and Advisory Practice. Mr. Ehrhardt is a Certified Public Accountant and a member of the AICPA. Mr. Ehrhardt brings strong accounting and financial skills and experience to the Company which is important to the oversight of the Company's financial reporting and enterprise and operational risk management. Mr. Ehrhardt is the Lead Director and a member of the Audit, Compensation and Compliance Committees.

Board and Committees	Attendance Overall attendance: 100%
Board	9 of 9
Audit	5 of 5
Compensation	6 of 6
Compliance	5 of 5

P.M. Friedman Age: 62 Independent	Mr. Friedman joined the Board in 2015. Mr. Friedman spent 27 years at Bear Stearns & Co. Inc. from 1981 to 2008, most recently holding the position of Chief Operating Officer of the Fixed Income Division. From 2008 to 2009, Mr. Friedman was a Managing Director responsible for business development at Mariner Investment Group, LLC. From 2009 to 2015, Mr. Friedman was Senior Managing Director and Chief Operating Officer of Guggenheim Securities LLC. Mr. Friedman brings an extensive amount of operational and risk management experience to the Company as well as a deep knowledge of the financial services industry. Mr. Friedman is a Certified Public Accountant, and he is Chairman of our Compliance Committee and a member of the Compensation and Nominating and Corporate Governance Committees.

Board and Committees	Attendance Overall attendance: 100%
Board	9 of 9
Compensation	6 of 6
Compliance	5 of 5
Nominating and Corporate Governance	7 of 7

T.A. Glasser Age: 58 Independent	Ms. Glasser has been nominated to join the Board in May 2018. Ms. Glasser, a Principal with Financial Risk Group, Inc. since 2017, has a 30-year track record advising clients in the areas of risk, data and analytics. She joined the Financial Risk Group after consulting independently with Briter Consulting, LLC, a family-owned consulting firm, from 2016 through 2017. Prior to this, Ms. Glasser was a Managing Director at JPMorgan Chase from 2013 to 2016, initiating Capital Stress Testing Analytics for the Corporate Office and, as Chief Data Officer for Asset Management, establishing the Chief Data Office. Ms. Glasser served as the first Deputy Director of the Office of Financial Research (US Treasury), delivering data, standards, analytics and technology to support the Financial Stability Oversight Council from 2011 to 2013. As Chief Risk Officer, she established the Chief Risk Office for Bunge Limited from 2007 to 2010. Ms. Glasser led and established teams in risk and analytics at Credit Suisse from 2002 to 2005, and at Merrill Lynch from 1987 through 1998 and 2001. She developed and delivered financial services for IBM, from 2002 to 2005, and KPMG Consulting, from 1999 through 2000. She began her career as an Assistant Professor of Finance at Rutgers University from 1984 to 1986 and Bentley College from 1986 to 1987. She has a PhD and MA in Economics from Fordham University and has a BS in Business Administration from Fairleigh Dickinson University. Ms. Glasser brings extensive experience in risk management to the Board.

A.G. Lowenthal Age: 72 Not Independent	Mr. Lowenthal joined the Board in 1985. Mr. Lowenthal is Chairman of the Board and Chief Executive Officer of the Company, positions he has held since 1985. Mr. Lowenthal has worked in the securities industry since 1967. Mr. Lowenthal's extensive experience in the securities industry and as Chief Executive of our Company gives him unique insights into the Company's challenges, opportunities and operations. Since his arrival at the Company, Mr. Lowenthal has built the Company through acquisition and organic growth taking stockholders' equity from $5 million to $524 million at December 31, 2017. Mr. Lowenthal is R.S. Lowenthal's father.

Board and Committees	Attendance Overall attendance: 100%
Board	9 of 9

R.S. Lowenthal Age: 41 Not Independent	Mr. Lowenthal joined the Board in May 2013. Mr. Lowenthal joined the Company in 1999, became Managing Director of the Company's Taxable Fixed Income business in 2007 and assumed responsibility for oversight of the Company's Public Finance and Municipal Trading departments in 2012. He is currently a Senior Managing Director and Head of Oppenheimer & Co. Inc.'s Investment Banking and Global Fixed Income businesses. Mr. Lowenthal is Chairman of the Oppenheimer & Co. Inc. Management Committee and Co-Chairman of its Risk Management Committee and is a member of several other internal committees. Mr. Lowenthal has an undergraduate degree from Washington University in St. Louis and an MBA from Columbia University. Mr. Lowenthal's insights into the business of the Company provide perspective to the Board discussions important to the oversight of the Company's financial reporting and enterprise and operational risk management. Mr. Lowenthal is A.G. Lowenthal's son.

Board and Committees	Attendance Overall attendance: 100%
Board	9 of 9

A.W. Oughtred Age: 75 Independent	Mr. Oughtred joined the Board in 1979. Mr. Oughtred, now retired, was Counsel from January 1, 2009 to May 31, 2009 and prior to December 31, 2008 a Partner at Borden Ladner Gervais LLP (law firm). Mr. Oughtred practiced corporate law. Mr. Oughtred brings strong governance, legal, business and financial industry knowledge to our Board, important to the oversight of the Company's financial reporting, enterprise and operational risk management and governance policy. Mr. Oughtred is certified as an Institute of Corporate Directors (Canada) certified director (ICD.D). Mr. Oughtred is Chairman of our Nominating and Corporate Governance Committees and a member of the Compensation and Compliance Committees.

Board and Committees	Attendance Overall attendance: 96%
Board	8 of 9
Compensation	6 of 6
Nominating and Corporate Governance	7 of 7
Compliance	5 of 5

Notes:

(1)
There is no Executive Committee of the Board of Directors. Mr. Dwyer, Mr. Ehrhardt, Mr. Keehner (until May 2018) and Ms. Roberts (until May 2018) are members of the Audit Committee. Messrs. Dwyer, Ehrhardt, Friedman, Keehner (until May 2018) and Oughtred are members of the Compensation Committee. Messrs. Behrens, Dwyer, Ehrhardt, Friedman, Keehner (until May 2018) and Oughtred are members of the Compliance Committee. Messrs. Behrens, Friedman, Keehner (until May 2018) and Oughtred are members of the Nominating and Corporate Governance Committee. The Special Committee of the Board of Directors was dissolved and disbanded on May 8, 2017 and the Compliance Committee assumed responsibility for completing any outstanding work, any unfinished committee matters and continuing the work for which the Special Committee was originally formed.

        None of the nominees has been involved in any events within the past 10 years that could be considered material to an evaluation of the director.

Executive Officers

        Our executive officers consist of Mr. A.G. Lowenthal, our Chairman and Chief Executive Officer, whose background is described above, and Mr. Alfano, our Chief Financial Officer and principal financial and accounting officer, whose background is described below.

J. Alfano Age: 48	Mr. Alfano has been Executive Vice President and the Chief Financial Officer of Oppenheimer & Co. Inc. since April 2006 and Chief Financial Officer of Oppenheimer Holdings Inc. since May 2011. Mr. Alfano also serves on several of the firm's committees including the Management, Risk Management, Market, Credit, Liquidity and New Product Committees. Prior to joining Oppenheimer, Mr. Alfano was an audit partner with Deloitte & Touche LLP where he spent 14 years in Deloitte's securities industry practice serving clients by providing audit and business advisory services out of their New York, Tokyo and Seattle offices. Mr. Alfano has an undergraduate degree from Michigan State University and an MBA from Columbia University. Mr. Alfano is a member of the Financial Management Society of the Securities Industry and Financial Markets Association (SIFMA), the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Alfano served as a member of the AICPA Stockbrokerage and Investment Banking Expert Panel for the last nine years.

Board Leadership Structure

        The Board believes that the Company's Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company's business strategy, history and capabilities, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management add different perspectives and roles in strategy development. The Company's independent directors bring experience, oversight and expertise from outside the Company and, in some cases, outside the industry, while the Chief Executive Officer brings Company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates strategy development and execution, and enhances the flow of information between management and the Board, which are essential to effective governance.

        One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management for our Company. The Board's administration of its oversight function is described in greater detail below under "Risk Management."

Lead Director

        Mr. W. Ehrhardt, an independent director who serves on the Audit, Compensation and Compliance Committees, was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The role of the Lead Director is to assure the independence of the Board from management. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of Board meetings, and facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that may be assigned to the Lead Director by the Board.

Executive Sessions

        Pursuant to the Company's Corporate Governance Guidelines, non-management directors of the Board meet on a regularly scheduled basis and otherwise as the independent directors determine without the presence of management. The Lead Director chairs these sessions. An executive session took place, in camera, at every scheduled Board meeting held in 2017. To ensure strong communication with the Chief Executive Officer, the independent directors may meet with the CEO alone as the independent directors determine.

Board of Directors and Committee Meetings Held

        During 2017, the following numbers of Board and committee meetings were held:

Board of Directors	9
Audit Committee	5
Compensation Committee	6
Compliance Committee	5
Nominating and Corporate Governance	7

Meeting Attendance

        Pursuant to the Company's policies on meeting attendance, all directors should strive to attend all meetings of the Board and the committees of which they are members. Last year there were nine meetings of the Board. We are pleased that all but one of our nine directors attended 100% of the total meetings of the Board and committees of the Board in 2017.

        In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and other members of senior management and each other regarding matters of interest and concern to the Company. It is our policy that our directors attend our stockholders meetings and, at the last Annual Meeting of Stockholders held on May 8, 2017, all of the directors nominated attended.

Risk Management

        The Board, as a whole and also at the committee level, has an active role in overseeing the management of the Company's strategic, operational, financial and compliance risks, including risks related to cybersecurity. The Board regularly reviews information regarding the Company's credit, liquidity, cybersecurity systems, and operations, as well as the risks associated with each. The Company's Compensation Committee is responsible for overseeing the Company's executive compensation arrangements and assuring that financial incentives for management and employees are appropriate and mitigate against, rather than encourage, employees taking excessive risk exposure with firm capital. Please see "Compensation Policies and Risk" on page 50 for further information. The Audit Committee oversees management of operational and financial risks. The Company also has a number of internal risk-oversight committees and functions. The Company's Compliance Committee is responsible for overseeing the Company's compliance function and the management of compliance and regulatory risk. The Company's internal Risk Management Committee (composed of management employees) is charged with assessing, reviewing and monitoring the risk environment in which the Company operates, including risks related to cybersecurity, and reports its findings and considerations to the Audit Committee at each regularly scheduled quarterly meeting and more frequently, as needed. The Nominating and Corporate Governance Committee manages risks associated with the governance of the Company, including the composition, responsibilities and independence of the Board of Directors and ethical and regulatory issues including conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks, including receiving updates and reports from the Company's Chief Information Officer and his staff regarding risks related to cybersecurity.

Corporate Governance

        Our Class A Stock is listed on the NYSE. We are subject to the corporate governance listing standards of the NYSE, the applicable rules of the Securities and Exchange Commission (the "SEC"), the provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank").

        Our Nominating and Corporate Governance Committee, Compensation Committee, Audit Committee, Compliance Committee and our Board of Directors continue to monitor regulatory changes and best practices in corporate governance and consider amendments to our practices and policies as appropriate.

        Our Corporate Governance Guidelines, and all committee charters, as well as our Code of Conduct and Business Ethics for Directors, Officers and Employees and our Whistleblower Policy, are posted on our website at www.opco.com.

Board of Directors

        The fundamental responsibility of the Board of Directors is to oversee the management of our business with a view to maximizing stockholder value and ensuring corporate conduct in a legal and ethical manner through a system of corporate governance and internal controls appropriate to our business. The Board of Directors has adopted a statement of Corporate Governance Guidelines to which it adheres. We have a Code of Conduct and Business Ethics for Directors, Officers and Employees which is posted on our website — www.opco.com. No waivers were granted in 2017 or to date in 2018 under the Code of Conduct and Business Ethics for any directors, officers or employees.

        In fulfilling its mandate, the Board's responsibilities include:

  •
  monitoring and overseeing the Company's strategic planning;

  •
  monitoring the performance of the Company's business, evaluating opportunities and risks, and controlling risk;

  •
  monitoring systems for audit, internal control and information management systems;

  •
  developing, together with the Chief Executive Officer, a clear position description for the Chief Executive Officer, which includes delineating management's responsibilities and developing or approving the corporate goals and objectives that the Chief Executive Officer is responsible for meeting;

  •
  monitoring the performance of senior management of the Company, including the Chief Executive Officer;

  •
  overseeing the monitoring of compliance with applicable regulatory requirements, as well as assessing reports related to the Company's compliance and supervision programs, reviewing findings and communications from regulators, including reports related to regulatory examinations, and assessing the adequacy of the Company's responses thereto;

  •
  succession planning for senior management and directors;

  •
  remuneration of the executive officers and reviewing the general compensation policies of the Company;

  •
  governance, including composition and effectiveness of the Board;

  •
  monitoring compliance with the regulatory compliance policies and related regulatory requirements of the Company's subsidiaries;

  •
  monitoring compliance with the Code of Conduct and Business Ethics (the "Code of Conduct") adopted by the Board;

  •
  considering and approving, if determined by the Board to be advisable, any waiver from the Code of Conduct granted to directors or senior management of the Company; and

  •
  reviewing the implementation of significant regulatory initiatives, including those related to anti-money laundering.

Director Independence

        Seven of our current nine directors are independent as required by the NYSE Corporate Governance Rules and six of our eight nominees are independent. To be considered independent under these rules, the Board of Directors must determine that a director has no direct or indirect material relationship with us. The Board of Directors determined that Messrs. Behrens, Dwyer, Ehrhardt, Friedman, Keehner and Oughtred and Ms. Roberts are independent directors, and that Mr. A.G. Lowenthal, our Chairman of the Board of Directors and Chief Executive Officer, and Mr. R.S. Lowenthal, Senior Managing Director and Head of Oppenheimer & Co. Inc.'s Global Fixed Income and Investment Banking businesses and son of Mr. A.G. Lowenthal, are not independent. Mr. Keehner and Ms. Roberts, who were determined to be independent directors, have advised that they do not wish to stand for re-election to the Board of Directors. The Board of Directors has determined that Ms. Glasser, who has not previously served as a director, is independent in accordance with NYSE Corporate Governance Rules.

        The Board of Directors has not adopted formal categorical standards to assist in determining independence. The Board has considered the types of relationships that could be relevant to the independence of a director of the Company. These relationships are described in Schedule A to the Company's Corporate Governance Guidelines, which are posted on our website at www.opco.com. The Board of Directors has considered the relationship of each director and has made a determination that seven of our current nine directors are independent at this time and that six of our eight nominees are independent.

        At each regular Board and Audit Committee meeting, the independent directors are afforded an opportunity to meet and have met in the absence of management. During 2017, five of the nine board meetings were regular meetings and at each of these meetings the independent directors met in the absence of management. Additionally, at regular meetings of the Audit Committee (five regular meetings annually), the members of the Audit Committee, all of whom are independent, are afforded the opportunity to meet with the independent auditors and the managers of the Company's Internal Audit Group in the absence of management. Members of the Compliance Committee are afforded the opportunity to meet with the managers of the Company's compliance functions in the absence of management.

        The independent directors and the directors that are not independent understand the need for directors to be independent-minded and to assess and question management initiatives and recommendations from an independent perspective. The Board of Directors' Lead Director, Mr. Ehrhardt, is an independent director who, among other things, chairs sessions of the independent directors.

Orientation and Continuing Education

        The Nominating and Corporate Governance Committee of the Board of Directors, as required by its charter, is responsible for the orientation of new directors to our business and overseeing the continuing education needs of all directors.

        The Board of Directors encourages the directors to maintain the skill and knowledge necessary to meet their obligations as directors. This includes support for director attendance at continuing education sessions and making available newsletters and other written materials. Our directors understand the need to maintain their knowledge and skills and avail themselves of director education literature and programs.

Board and Committee Assessments

        The Board conducts a self-evaluation annually to determine whether it and its Committees are functioning effectively.

Board Committees

        The Board has established an Audit Committee, a Compensation Committee, a Compliance Committee and a Nominating and Corporate Governance Committee. The Audit, Compensation, Compliance and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the NYSE Listed Company Manual and the Company's Corporate Governance Guidelines. The charters of each committee are available on the Company's website at www.opco.com.

Audit Committee

        The Board of Directors has an Audit Committee composed of four independent directors, the duties of which are set forth below.

        The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.opco.com. The Audit Committee:

  •
  has sole authority and responsibility to nominate independent auditors for ratification by stockholders and to approve all audit engagement fees and terms (see Matter 2);

  •
  reviews annual, quarterly and all legally required public disclosure documents containing financial information that are submitted to the Board of Directors;

  •
  reviews the nature, scope and timing of the annual audit carried out by the external auditors and reports to the Board of Directors;

  •
  evaluates the external auditors' performance for the preceding fiscal year and reviews their fees and makes recommendations to the Board of Directors;

  •
  pre-approves the audit, audit related and non-audit services provided by our independent auditors and the fee estimates for such services;

  •
  reviews internal financial control policies, procedures and risk management and reports to the Board of Directors;

  •
  meets regularly with business unit leaders to understand their risk management procedures;

  •
  meets with the external auditors quarterly to review quarterly and annual financial statements and reports and to consider material matters which, in the opinion of the external auditors, should be brought to the attention of the Board of Directors and the stockholders;

  •
  reviews and directs the activities of our internal audit department, meets regularly with internal audit, legal and compliance personnel and risk management committee representatives, and reports to the Board of Directors;

  •
  reviews accounting principles and practices;

  •
  reviews management reports with respect to litigation, capital expenditures, tax matters and corporate administration charges and reports to the Board of Directors;

  •
  reviews related party transactions;

  •
  reviews changes in accounting policies with the external auditors and management and reports to the Board of Directors;

  •
  reviews and approves changes to or waivers of our Code of Conduct and Business Ethics for Senior Executive, Financial and Accounting Officers; and

  •
  annually reviews the Audit Committee Charter and recommends and makes changes thereto as required.

        All of the members of the Audit Committee are financially literate. The Board of Directors has determined that the Audit Committee includes three financial experts and that Mr. Dwyer, Mr. Ehrhardt and Ms. Roberts, the financial experts, are independent as defined in Rule 10 A-3(b) of the Exchange Act and Section 303A.02 of the NYSE's Listed Company Manual. Mr. Dwyer is a Certified Public Accountant. Mr. Ehrhardt is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Roberts is a Chartered Professional Accountant and a member of the Institute of Chartered Accountants of Ontario. Currently, none of the members of the Audit Committee simultaneously serves on the audit committee of any other public company. Ms. Roberts, currently the Chair of the Audit Committee, has advised that she does not wish to stand for re-election to the Board of Directors. Accordingly, a new Chair of the Audit Committee will be selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee following the Meeting.

Compensation Committee

        The Board of Directors has adopted a Compensation Committee Charter, a copy of which is posted on our website at www.opco.com. Pursuant to its charter, the Compensation Committee's objective is to provide a competitive compensation program with strong and direct links between corporate objectives and financial performance, individual performance and compensation, mindful of the Company's corporate risk management objectives. The Compensation Committee has five members, all of whom are independent.

        The Compensation Committee:

  •
  makes recommendations to the Board of Directors with respect to our compensation policies;

  •
  monitors developments in compensation-related regulations and industry practice, and makes recommendations to the Board of Directors, as appropriate;

  •
  reviews recommendations made by the Chief Executive Officer with respect to the salary, bonus and benefits paid and provided to our senior management (except those for the Chief Executive Officer and Mr. R.S. Lowenthal, which it handles directly) and makes recommendations to the Board of Directors with respect to the compensation of senior management;

  •
  authorizes grants of stock options and stock awards and recommends modifications to our incentive compensation plans;

  •
  grants certain compensation awards to our senior management based on criteria linked to the performance of the individual and/or our Company;

  •
  annually develops and administers the Performance-Based Compensation Agreement between the Company and Mr. A.G. Lowenthal, and the performance formula for Mr. R.S. Lowenthal, and will continue to do so for other senior executives, when appropriate;

  •
  reviews compensation arrangements for risk-taking personnel to ensure that they do not encourage excessive risk-taking;

  •
  reviews compensation arrangements for Compliance Department personnel;

  •
  reviews our compensation arrangements for our independent directors and makes recommendations on changes thereto when appropriate;

  •
  reviews and provides oversight of the Company's Compensation Recovery Policy and makes recommendations on changes thereto when appropriate;

  •
  monitors compliance with the criteria of our performance-based awards or grants;

  •
  makes awards under and administers our 2014 Incentive Plan and our Stock Appreciation Rights Plan; and

  •
  reviews and approves our Compensation Discussion and Analysis.

        Mr. Keehner, currently the Chair of the Compensation Committee, has advised that he does not wish to stand for re-election to the Board of Directors. Accordingly, a new Chair of the Compensation Committee will be selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee following the Meeting.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee Charter, a copy of which is posted on our website at www.opco.com, provides that the Nominating and Corporate Governance Committee is responsible for ensuring that our Board of Directors is composed of directors who are fully able and fully committed to serve the best interests of our stockholders. Factors considered by the Nominating and Corporate Governance Committee in assessing director performance and, when needed, recruiting new directors include skills, character, judgment, experience, ethics, integrity and compatibility with the existing Board of Directors.

        The Nominating and Corporate Governance Committee has four members, all of whom are independent. The duties of this Committee are set out as follows:

  •
  determine the qualifications, qualities, skills and other expertise required to be a director, and develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director;

  •
  identify and screen qualified individuals for Board positions;

  •
  recommend additions to the Board and persons to fill vacancies on the Board;

  •
  ensure that the Board is kept up to date with respect to the regulatory environment relevant to governance issues;

  •
  maintain an orientation program for new directors and oversee the continuing education needs of directors;

  •
  oversee the evaluation of the Board and management;

  •
  make recommendations to assure the efficiency of Board meetings;

  •
  develop, review and make recommendations with respect to our Corporate Governance Guidelines; and

  •
  review and approve governance reports for publication in our management proxy statement and Annual Report on Form 10-K.

        The Nominating and Corporate Governance Committee will give appropriate consideration to board nominees recommended by Class B Stockholders. Nominees recommended by Class B Stockholders will be evaluated in the same manner as other nominees. Class B Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at our Annual Meeting of Stockholders to be held in 2019 may do so by submitting in writing such nominee's name, in compliance with the procedures and along with the other information required by our Bylaws and Regulation 14A under the Exchange Act (including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), to our Secretary, at 85 Broad Street, 22nd Floor, New York, NY 10004 within the time frames set forth under the heading "Stockholder Proposals."

        The Nominating and Corporate Governance Committee is responsible for the recruitment and nomination of persons for Board positions, and for making recommendations to the Board for the appointment of directors to fill vacancies on the Board. In recruiting, nominating and appointing directors, the Nominating and Corporate Governance Committee considers:

  •
  judgment, character, expertise, skills and knowledge useful to the oversight of the Company's business;

  •
  diversity of viewpoints, backgrounds, experiences and other demographics;

  •
  business or other relevant experience (including previous board experience); and

  •
  the extent to which the interplay of the individual's expertise, skills, knowledge and experience with that of other members of the Board will build a board that is effective, collegial and responsive to the needs of the Company.

        The Nominating and Corporate Governance Committee is also responsible for initially assessing, against the Company's standards for directors' independence, whether a candidate would be independent and whether continuing directors continue to be independent and advising the Board of that assessment.

Special Committee

        On February 19, 2015, the Board of Directors of the Company formed a Special Committee of the Board in order to engage an independent law or consulting firm to conduct a review of the Company's subsidiaries, Oppenheimer & Co. Inc. and Oppenheimer Asset Management Inc.'s, broker-dealer and investment adviser compliance processes and related internal controls and governance processes, and to provide recommendations to the Special Committee on how to improve any of the foregoing. On February 19, 2015, the Special Committee agreed to engage an independent law firm to conduct the aforementioned review. The Special Committee's function was to interact with the independent law firm and oversee the implementation of the law firm's recommendations. The Special Committee oversaw the implementation of various of the independent law firm's recommendations in 2015 and 2016. In January 2016, the Special Committee oversaw the process of hiring a new Global Chief Compliance Officer and a Director of Regulatory Affairs for the Company's subsidiaries. The Special Committee was dissolved and disbanded on May 8, 2017 and the Compliance Committee assumed responsibility for completing any outstanding work, any unfinished committee matters and continuing the work for which the Special Committee was originally formed. Mr. Dwyer and Mr. Keehner, members of the Special Committee who were not members of the Compliance Committee, joined the Compliance Committee upon the Special Committee's dissolution.

Compliance Committee

        The Board of Directors formed a Compliance Committee in July 2015, the Charter for which is posted on our website at www.opco.com. Pursuant to its charter, the Compliance Committee has been charged with assisting the Board of Directors with oversight of the Company's compliance function, including the Company's compliance management system and the Company's compliance with applicable laws, rules and regulations governing its financial services businesses. The Compliance Committee is composed of six independent directors, meets quarterly, or more frequently if necessary, and its responsibilities and authority include the following:

  •
  overseeing the Company's policies, procedures, programs, and training relating to compliance and supervision;

  •
  reviewing the status of the Company's compliance with applicable Federal and state securities and other laws and the rules and regulations of any SRO and internal policies, procedures and controls;

  •
  receiving and overseeing the assessment of internal and external data and reports relating to the Company's compliance and supervision programs;

  •
  creating criteria for the Chief Compliance Officer, the Anti-Money Laundering ("AML") Officer and other senior officers at the Company's subsidiaries, as appropriate;

  •
  assuring the independence of the Chief Compliance Officer including assuring that the Chief Compliance Officer reports to the Compliance Committee outside the presence of management at least quarterly and at such other times as the Compliance Committee may request or direct;

  •
  reviewing and evaluating findings and communications from regulators and the adequacy of the Company's responses to regulators;

  •
  receiving periodic reports, no less than quarterly, from the Chief Compliance and other compliance officers, the AML Officer and/or the General Counsel of the Company's subsidiaries;

  •
  receiving periodic reports from the Company's Ombudsman;

  •
  overseeing the resourcing of compliance functions at the Company, including staffing, systems and monitoring;

  •
  periodically reviewing the Company's customer complaint and conflict of interest intake and resolution function, in light of risk of violation of Federal and state laws and related risks to customers;

  •
  requesting reports from the Chief Compliance and other compliance officers, the AML Officer, the General Counsel and management at the Company's subsidiaries regarding the preparation, implementation and updating of the Company's compliance and supervision policies, procedures, programs, training and controls;

  •
  receiving and, when appropriate, meeting to discuss reports on any annual or periodic examinations conducted by governmental agencies and SROs, including requiring a copy of any report (and supporting notes and schedules) prepared by such agencies or SROs in connection with any such examination to be submitted to the Compliance Committee;

  •
  ensuring that the full Board receives reports and materials as necessary from time to time regarding significant compliance issues;

  •
  ordering, directing and overseeing any annual or periodic independent compliance audit that the Compliance Committee deems necessary or appropriate; and

  •
  undertaking such other activities as are necessary or incidental to carrying out the foregoing duties and responsibilities.

Director Compensation

        The following table describes director compensation for the year ended December 31, 2017 paid to the directors other than Mr. A.G. Lowenthal and Mr. R.S. Lowenthal, who receive no compensation in connection with their service on our Board of Directors.

2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
(a)	(b)(1)	(c)(2)(3)	(d)(2)	(h)
E. Behrens	$112,000	$55,965	$—	$167,965
T.M. Dwyer	$115,000	$55,965	$—	$170,965
W. Ehrhardt	$143,000	$55,965	$—	$198,965
P.M. Friedman	$135,500	$55,965	$—	$191,465
M.A.M. Keehner	$133,000	$55,965	$—	$188,965
A.W. Oughtred	$141,000	$55,965	$—	$196,965
E.K. Roberts (4)	$126,000	$55,965	$—	$181,965

Notes to 2017 Director Compensation Table

(1)
In the year ending December 31, 2017 we paid directors' fees as follows:

Annual Retainer Fee	$50,000
Board Meeting Fees	$5,000 per meeting attended in person and $2,000 per meeting attended by telephone
Committee Meeting Fees, except Compliance and Special Committee	$1,000 per meeting attended
Lead Director and Chairman of the Audit Committee	$25,000
Committee Chairmen, except Audit, Compliance and Special Committee	$15,000
Chairman of the Special Committee (5)	$5,000 per month
Special Committee Meeting Fees, except Chairman (5)	$2,500 per month
Chairman of the Compliance Committee	$4,000 per month
Compliance Committee Meeting Fees, except Chairman	$2,000 per month
(2)
The values of restricted stock awards (granted under the Company's 2014 Incentive Plan) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock awards are described in note 14 to our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017 which is available on our web site at www.opco.com or in paper on request. Details of restricted stock awards held by the Named Executives appear in the "Outstanding Equity Awards Table" and notes thereto, appearing below. Details of options and restricted stock held by our non-employee directors appear below under "Director Stock-based Compensation."

(3)
Non-employee directors receive annual stock awards of restricted Class A Stock as determined by the full Board of Directors (3,500 restricted shares each on February 23, 2017) which vest as follows: 25% six months from the initial grant date and 25% on each subsequent August 22. Directors are expected to accumulate and hold at least 6,000 shares of the Company's Class A Stock and have three years after joining the Board of Directors to achieve that position.

(4)
In addition to the Director Compensation described above, Ms. Roberts received 7,142 shares of Class A Stock (value realized on vesting of $119,898), of which 1,610 shares vested on February 10, 2017, 3,500 shares vested on February 22, 2017, and 2,032 shares vested on February 24, 2017 pursuant to compensation arrangements related to her previous employment with the Company.

(5)
The Special Committee was dissolved on May 8, 2017, after which time the Compliance Committee assumed responsibility for completing any outstanding work, any unfinished committee matters and continuing the work for which the Special Committee was originally formed. The directors received compensation accordingly.

        In 2017, the directors were paid directors' fees of $905,500 in the aggregate. Directors are reimbursed for travel and related expenses incurred in attending board and committee meetings. The directors who are not our employees are also entitled to the automatic grant of stock awards under the Company's 2014 Incentive Plan, which was adopted effective as of February 26, 2014 and ratified by our stockholders on May 12, 2014. Reference is made to the table under "Director Stock-based Compensation" below. Directors who are our employees are not entitled to receive compensation for their service as directors.

        The Company has not made contributions to any tax exempt organizations in which an independent director serves as an executive officer.

        We operate in a challenging marketplace in which our success depends upon, among other things, our ability to attract and retain non-employee directors of the highest caliber. The Board believes that we must offer a competitive non-employee director compensation program if we are to successfully attract and retain the best possible candidates for these important positions of responsibility. Accordingly, we reviewed our practices against those of our peers and general trends in director compensation and, on December 14, 2011, the Board of Directors approved changes in non-employee director compensation. Director compensation for 2018 is described in Notes (1) and (3) of the "Notes to the 2017 Director Compensation Table" above, except that on March 1, 2018, the Board of Directors approved a restricted stock award of 2,500 shares of the Company's Class A Stock for each non-employee director. Total director compensation for 2018 increased an average of 5% over 2017, all of which increase was in the form of a stock award.

        In addition, the Board approved an amendment to the Company's 2006 Equity Incentive Plan, which was approved by our stockholders at the 2012 Annual Meeting, which has the effect of replacing a program of automatic stock option grants to non-employee directors with a program of annual restricted stock awards. The 2006 Equity Incentive Plan was merged into the 2014 Incentive Plan during 2014. Currently, there are no outstanding unexercised director options.

Director Stock-based Compensation

        The following table describes non-employee director stock-based awards held at December 31, 2017 and the numbers of unvested awards, as applicable.

Outstanding Equity Awards Table
As of December 31, 2017

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)(4)	(i)	(j)
E. Behrens	—	—	—	—	—	2,625(3)	$70,350(3)	—	—
T.M. Dwyer	—	—	—	—	—	2,625(3)	$70,350(3)	—	—
W. Ehrhardt	—	—	—	—	—	500(1)	$13,400(1)	—	—
						2,000(2)	$53,600(2)
						2,625(3)	$70,350(3)
P. Friedman	—	—	—	—	—	2,000(2)	$53,600(2)	—	—
						2,625(3)	$70,350(3)
M.A.M. Keehner	—	—	—	—	—	500(1)	$13,400(1)	—	—
						2,000(2)	$53,600(2)
						2,625(3)	$70,350(3)
W. Oughtred	—	—	—	—	—	500(1)	$13,400(1)	—	—
						2,000(2)	$53,600(2)
						2,625(3)	$70,350(3)
E.K. Roberts	—	—	—	—	—	500(1)	$13,400(1)	—	—
						2,000(2)	$53,600(2)
	—	—	—	—	—	2,625(3)	$70,350(3)	—	—

Notes to Outstanding Equity Awards Table:

(1)
Restricted stock award for 2,000 shares of Class A Stock was granted on 1/28/2015 with vesting as follows: 25% on 7/27/2015, 7/1/2016, 7/1/2017 and 7/1/2018.

(2)
Restricted stock award for 4,000 shares of Class A Stock was granted on 1/28/2016 with vesting as follows: 25% on 7/27/2016, 7/27/2017, 7/27/2018 and 7/27/2019.

(3)
Restricted stock award for 3,500 shares of Class A Stock was granted on 2/23/2017 with vesting as follows: 25% on 8/22/2017, 8/22/2018, 8/22/2019 and 8/22/2020.

(4)
The market value is based on the closing price of the Class A Stock on the NYSE on December 31, 2017 of $26.80.

        On March 1, 2018, the non-employee directors were each granted restricted stock awards of 2,500 shares of Class A Stock. These awards each vest in the amount of 25% on September 1, 2018, September 1, 2019, September 1, 2020 and September 1, 2021.

Option Exercises and Stock Vested
For the Year Ended December 31, 2017

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
E. Behrens	—	—	875	$14,394
T.M. Dwyer	—	—	875	$14,394
P. Friedman	—	—	1,875	$30,644
W. Ehrhardt	—	—	2,875	$47,044
M.A.M. Keehner	—	—	2,875	$47,044
W. Oughtred	—	—	2,875	$47,044
E.K. Roberts (1)	—	—	2,875	$47,044
(1)
See Note (4) to the 2017 Director Compensation Table above.

Directors' and Officers' Insurance

        We carry liability insurance for our directors and officers and the directors and officers of our subsidiaries. Between November 30, 2016 and November 30, 2017, our aggregate insurance coverage was $35 million with a $2.5 million deductible and an aggregate annual premium of $627,968 and includes Side A coverage in the amount of $2.5 million. The coverage was renewed for a further year effective November 30, 2017 at an aggregate annual premium of $578,473.

        Under our Bylaws, we are obligated to indemnify our and our subsidiaries' directors and officers to the maximum extent permitted by the DGCL. We have entered into an indemnity agreement with each of our directors and certain officers providing for such indemnities.

Stock Ownership of Board Members

        For information on the beneficial ownership of securities of the Company by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below.

Compensation Committee Interlock and Insider Participation

        Messrs. Dwyer, Ehrhardt, Friedman, Keehner and Oughtred served as members of the Compensation Committee for the fiscal year ended December 31, 2017. None of the members of the Compensation Committee is or has ever been one of our officers or employees or been a party to a transaction with our Company. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity. Mr. Keehner has advised that he does not wish to stand for re-election to the Board of Directors.

 REPORT OF THE AUDIT COMMITTEE

        As required by our Audit Committee Charter, the Audit Committee reports as follows:

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. It meets with management and our internal audit group and independent auditors regularly and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following with respect to fiscal 2017:

  •
  Reviewed and discussed with our management and Deloitte & Touche LLP our unaudited quarterly reports on Form 10-Q and quarterly reports to stockholders for the first three quarters of the year.

  •
  Reviewed and discussed our audited financial statements and annual report on Form 10-K for the fiscal year ended December 31, 2017 with our management and Deloitte & Touche LLP.

  •
  Reviewed and discussed with our internal auditors their internal control program for the year, the internal audits conducted during the year, and their testing of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

  •
  Discussed with Deloitte & Touche LLP the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (PCAOB).

  •
  Received written disclosure from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP its independence.

  •
  Discussed with management and with Deloitte & Touche LLP the documentation and testing of our internal accounting controls in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

        Based on the foregoing, the Audit Committee recommended to the Board of Directors our audited financial statements for the year ended December 31, 2017 prepared in accordance with GAAP be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

  The Audit Committee

        Elaine K. Roberts — Chairman
        Timothy M. Dwyer
        William Ehrhardt
        Michael A.M. Keehner

 REPORT OF THE COMPENSATION COMMITTEE

        As required by our Compensation Committee Charter, the Compensation Committee reports as follows:

        Under its Charter, the Compensation Committee is required to discharge the Board of Directors' responsibilities relating to compensation of our senior executive officers and to report on its practices to our stockholders in our annual proxy statement. The Compensation Committee, comprised of independent directors, reviewed and discussed the Compensation Discussion and Analysis that appears below with our management. In reaching its conclusions, the members of the Compensation Committee were aware of the ongoing focus of the media, the government and the general population on the compensation of executives and employees of financial service companies, as well as recent trends in compliance and other regulatory enactment and enforcement activities which affect the Company.

        The Compensation Committee regularly monitors important developments and proposed regulations in compensation practices and seeks to see that its methodology aligns pay practices with corporate objectives and performance and does not encourage excessive risk-taking. The Compensation Committee believes that the 2017 compensation payments made to executives and employees were substantially so aligned. Based on its review and discussions, the Compensation Committee approved and recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

  The Compensation Committee

      Michael A.M. Keehner — Chairman
      Timothy M. Dwyer
      William Ehrhardt
      Paul M. Friedman
      A. Winn Oughtred

        The Report of the Compensation Committee set forth in this proxy statement shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

 REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        As required by our Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee reports as follows:

  •
  The Nominating and Corporate Governance Committee is responsible for maintaining and developing governance principles consistent with high standards of corporate governance.

  •
  Each of Mr. Keehner and Ms. Roberts, after long and dedicated service as directors of the Company, has advised that, they do not wish to stand for re-election to the Board. The Nominating and Corporate Governance Committee has assessed the composition, effectiveness and size of the Board of Directors and determined that the incumbent directors are performing effectively and that a board of eight directors is appropriate for the Company. The Nominating and Corporate Governance Committee has recommended that the current directors, except for Mr. Keehner and Ms. Roberts, be nominated for election to the Board and that Ms. Glasser also be nominated for election to the Board.

  •
  The Nominating and Corporate Governance Committee has determined that Messrs. Behrens, Dwyer, Friedman, Ehrhardt, Oughtred and Ms. Glasser are independent in accordance with applicable independence standards. In addition, the Nominating and Corporate Governance Committee monitored director attendance at Board of Directors and committee meetings and has determined that each nominee for director who is presently a director, except for one, attended 100% of meetings and that such attendance meets acceptable standards.

  •
  The Nominating and Corporate Governance Committee conducted a Board effectiveness and self-assessment review for 2017 and has reported thereon to the Board.

  •
  The Nominating and Corporate Governance Committee supervised the Board of Directors' annual review of our Corporate Governance Guidelines.

  •
  The Nominating and Corporate Governance Committee has developed a program to encourage the Company's independent directors to maintain their skills and knowledge as directors which the independent directors used in 2017.

  The Nominating and Corporate Governance Committee

        A. Winn Oughtred — Chairman
        Evan Behrens
        Paul M. Friedman
        Michael A.M. Keehner

 REPORT OF THE COMPLIANCE COMMITTEE

        As required by our Compliance Committee Charter, the Compliance Committee reports as follows:

  •
  The Compliance Committee has been charged with assisting the Board of Directors with oversight of the Company's compliance function, including the Company's compliance management system and the Company's compliance with applicable laws, rules and regulations.

  •
  Since the Compliance Committee was formed in July 2015, it has met regularly with the Company's senior compliance officers, including receiving reports by the Chief Compliance Officer of the Company and its subsidiary broker-dealer and investment advisers, and quarterly reports by the Company's AML Officer and Director of Regulatory Affairs.

  •
  The Compliance Committee received periodic reports on regulatory inquiries and findings, and subsequently reviewed and evaluated the sufficiency of the Company's responses to them and the resulting actions that had been taken to address any findings.

  •
  The Compliance Committee also received periodic reports from the Company's Ombudsman regarding the performance of his responsibilities, including any complaints received by the Company's Ombudsman and the resulting response by management, if applicable.

  •
  In order to assure the independence of the Chief Compliance Officer of the Company, the Chief Compliance Officer reported to the Committee outside the presence of management at every meeting held by the Compliance Committee.

  •
  The Compliance Committee also oversaw the resourcing of the compliance functions at the Company, including staffing, systems and monitoring.

  The Compliance Committee

        Paul M. Friedman — Chairman
        Evan Behrens
        Timothy M. Dwyer
        William Ehrhardt
        Michael A.M. Keehner
        A. Winn Oughtred

 MATTER NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has reappointed Deloitte & Touche LLP as our independent auditors for the 2018 fiscal year subject to ratification by the Class B Stockholders at the Meeting. The Audit Committee intends to fix the remuneration of the auditors.

        Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

        To be effective, this matter must be authorized by the affirmative vote of a simple majority of the votes cast by the Class B Stockholders at the Meeting. Abstentions will not be counted as votes for or against the proposal. Mr. A.G. Lowenthal owns 96.4% of the Class B Stock and has informed the Company that he intends to vote all of such Class B Stock in favor of the proposal. See "Security Ownership of Certain Beneficial Owners and Management."

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP FOR FISCAL 2018 AND FOR THE AUTHORIZATION OF THE AUDIT COMMITTEE TO FIX THE AUDITORS' REMUNERATION.

 Principal Accounting Fees and Services

        Deloitte & Touche LLP has served as our independent registered accounting firm since 2013. Prior thereto, PriceWaterhouseCoopers LLP served as our independent registered public accounting firm since 1993. Deloitte & Touche LLP has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in us or any of our affiliates other than as our auditor.

        Audit Fees, Audit-Related Fees and Tax Fees.    The fees billed to us and our subsidiaries by Deloitte & Touche LLP for the years 2017 and 2016 in connection with services provided in such years were as follows:

	Year Ended December 31,
	2017	2016
Audit fees	$1,865,685	$1,837,335
Audit-related fees	409,172	250,950
Tax fees	67,097	70,482
All other fees	0	482,984

	$2,341,954	$2,641,751

        The 2017 audit fees include the fees for the audit of our annual consolidated financial statements for the year 2017 and the review of the quarterly financial statements included in the Forms 10-Q filed by us and the interim reports to stockholders sent to stockholders during the year. Audit fees also include the separate entity audits of Oppenheimer & Co. Inc., Freedom Investments, Inc., Oppenheimer Europe Ltd., Oppenheimer Investments Asia Limited, and Oppenheimer Israel (OPCO) Ltd. During 2017, Deloitte & Touche LLP provided tax compliance services for us in the U.S., the U.K, Israel and Asia. In addition, during 2017 Deloitte & Touche LLP performed the audit services required for the production of SSAE 18 Reports for Oppenheimer & Co. Inc. Additionally, Deloitte & Touche LLP performed the mandated examinations as required by the SEC Investment Advisory Custody Rule. Deloitte also performed comfort letter and consent work around the Company's Senior Secured Note offering.

        The Audit Committee has the sole authority and responsibility to appoint independent auditors for ratification by stockholders, and to recommend to stockholders that independent auditors be removed. The

Audit Committee has appointed Deloitte & Touche LLP as our auditors for 2018 for ratification by the Class B Stockholders at the Meeting.

        The Audit Committee approves all audit engagement fees and terms in addition to all non-audit engagements and engagement fees submitted by independent auditors. The process begins prior to the commencement of the services. The fees described above were all pre-approved.

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

2017 Company Performance

        Revenue for the year ended December 31, 2017 was $920.3 million, an increase of 7.3% compared to the year 2016. The Company reported net income for the year ended December 31, 2017 of $22.8 million or $1.72 basic net income per share compared to a net loss of $1.2 million or $0.09 basic net loss per share in 2016.

        During the past year, the Company's financial performance improved, along with its progress on a number of strategic initiatives. Our performance was helped by a strong and rising equity market, increased short term interest rates and significantly lower legal and consulting costs. In addition:

  •
  We continued to focus on managing expenses, which were down in 2017, although compensation costs rose in line with higher levels of revenue.

  •
  We continued to enhance major governance and compliance processes by adding senior personnel, streamlining reporting lines, reorganizing business and compliance functions, and replacing manual processes with more efficient technology.

  •
  We continued to emphasize a firm-wide culture of ethics and compliance.

  •
  We invested in new employees and emphasized programs across the Company to recruit new sources of revenue, as well as to motivate and retain existing valued employees.

  •
  We finalized the implementation of our enhanced Unified Managed Account platform at Oppenheimer Asset Management Inc., which has enhanced our margins and provided a significant stream of income for these accounts, as well as giving financial advisors the ability to easily add additional investment managers into a single account for simplified position reporting along with sophisticated re-balancing and modeling capability.

  •
  We revised elements of our financial advisor compensation grid to encourage high levels of productivity.

  •
  We further enhanced our processes surrounding the Branch Control Officer position, including hiring Regional Compliance Officers in various areas of the country, in order to further assess branch compliance and our ability to control branch operations.

  •
  We continued our installation of the Vestmark technology platform to allow us to provide enhanced client reporting on managed accounts, as well as higher levels of surveillance capabilities.

  •
  We continued to purchase failed Auction Rate Securities from our clients holding such securities and significantly lowered our exposure to these issues, all in accordance with regulatory orders from 2010. We currently have no outstanding litigation relating to auction rate securities.

  •
  We invested in over 50 technology initiatives focused on compliance, operations and business-line functions, including investing in cybersecurity enhancements.

  •
  We substantially revamped and improved all aspects of corporate marketing, both internally and externally, to enhance our business, to provide better client experience and in order to present a more competitive and compelling face for our Company to the industry and investing community.

  •
  Our new leadership in investment banking successfully focused on identifying and recruiting senior level investment bankers. We began to see significant new business from these new resources and are encouraged by the enhanced pipeline of business.

  •
  We made significant progress in debt capital market underwriting in our penetration of Emerging Market issuers with significantly increased revenues from this source. However, lower volatility and lower client engagement resulted in lower revenues from fixed income overall.

  •
  The strong equity market was particularly impactful on the results of several of our alternative investment hedge funds. These results provided higher management fees and a significant contribution from our participation in incentive fees, which were quite significant during the period. Most of these fees are calculated and earned only at the end of the calendar year (December 31st).

2017 Compensation Highlights

        The Compensation Committee and the Board of Directors believe that the policies and practices described in the following Compensation Discussion and Analysis provide a compensation framework which enables us to retain and appropriately reward the executive officers that we believe are critical to our long-term success, while linking that compensation to our corporate objectives and performance.

        For example:

  •
  our Named Executives do not generally have employment agreements;

  •
  our Named Executives do not receive supplemental retirement benefits;

  •
  our Named Executives do not receive any perquisites that are not generally available to all employees, other than access to one parking space for our CEO;

  •
  our incentive compensation practices are reviewed annually by the Compensation Committee to ensure that we are not encouraging undue risk-taking and we are aligning executive compensation with the strategic objectives and performance of the Company;

  •
  our Chief Executive Officer's annual salary and incentive compensation are established by the Compensation Committee, which is composed of independent directors;

  •
  a substantial portion of our Chief Executive Officer's compensation is driven by performance goals which are established annually by the Compensation Committee from a broad array of financial, performance and strategic parameters and capped pursuant to a contractual arrangement; and

  •
  we have approved a compensation recovery policy which provides, under certain circumstances, for the recovery, in the event of a restatement of our financial statements (as a result of misconduct) due to a material noncompliance of the Company with any financial reporting requirement under the securities laws, of (i) all of the incentive compensation received by our executive officers (currently our Chairman and Chief Executive Officer and Chief Financial Officer), as well as cash bonuses and any profits realized from the sale of securities of the Company during the twelve month period following the first public issuance or filing with the SEC (whichever comes first) of the final document embodying such financial reporting requirement and (ii) the unvested incentive compensation received by any other officers and employees designated by the Compensation Committee during the three fiscal years prior to a restatement of our financial statements. Additionally, in the case of material misconduct or other violative behavior, our policy requires the recovery of some or all of the unvested incentive compensation granted to our executive officers and other designated officers and employees.

        Some highlights of our 2017 compensation decisions include the following:

  •
  The Company's 2017 financial performance improved from 2016 and accordingly our 2017 general bonus allocations were modestly higher than 2016;

  •
  Base salaries paid to senior executive officers in 2017 were not increased from 2016 levels;

  •
  Our methodologies to track short-term performance and annual bonuses for our Named Executives modestly increased compared to 2016; and

  •
  On January 30, 2018, the Company awarded a total of 281,919 restricted shares of Class A Stock to our employees. Of these restricted shares, 126,240 shares will cliff vest in three years and 155,679 will cliff vest in five years. These awards will be expensed over the applicable three or five year vesting period.

        The foregoing 2017 Company Performance and Compensation Highlights do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Compensation Discussion and Analysis set forth below which should be read in its entirety for a full and complete understanding of our compensation policies and practices as well as the compensation awarded to, earned by, or paid to our executive officers for 2017 as well as to our Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Discussion and Analysis

        The following pages include our Compensation Discussion and Analysis.

Introduction

        The following Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers identified in the "Summary Compensation Table" (the "Named Executives"). The Compensation Committee, which is comprised entirely of independent directors, makes recommendations to the Board for the total compensation (that is the base salary, annual bonus, stock options and stock awards) of our senior executive officers, including the Named Executives. The Compensation Committee's determination of the total compensation of our Chief Executive Officer is subject, in part, to the Performance-Based Compensation Agreement, amended and restated effective May 11, 2015, between the Company and our Chief Executive Officer, for which we received stockholder approval on May 11, 2015.

        Certain processes and procedures of the Compensation Committee are discussed below including its role in dealing with the Chief Executive Officer's compensation and the compensation of the other Named Executives. The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the compensation of the Named Executives (other than the Chief Executive Officer), as it does on compensation matters such as aggregate year-end allocation of incentive compensation and stock awards for all of our other employees.

        The day-to-day design and administration of health benefits, the deferred compensation plans and the 401(k) plan and other employee benefit plans and policies applicable to salaried U.S.-based employees in general are handled by our Human Resources, Finance and Legal Departments.

        For the purposes of determining 2017 compensation for the Named Executives, the Compensation Committee did not retain independent compensation consultants, although the Compensation Committee reserves the right to retain compensation consultants when it deems necessary, and it relies upon Equilar Inc. as a reference source for comparable financial and compensation data.

Objectives and Policies

        The Compensation Committee's objective is to provide a competitive compensation program with strong and direct links between corporate objectives and financial performance, individual performance and compensation, mindful of our corporate risk management objectives. Our compensation policy with respect to our Named Executives, including the Chief Executive Officer, has the following objectives:

  •
  recruit, motivate, reward and retain the high performing executive talent required to create superior long-term stockholder returns;

  •
  reward executives for short-term performance as well as for growth in enterprise value over the long-term;

  •
  provide a competitive compensation package relative to peers and competitors; and

  •
  ensure effective utilization and development of talent by employing appropriate management processes, such as performance appraisals.

        Our compensation program for senior executive officers, including the Named Executives, consists of the following key elements: a base salary, an annual bonus, grants of share-based compensation (typically stock awards) and, in the case of the Chief Executive Officer, annual performance-based compensation pursuant to his Performance-Based Compensation Agreement. The Compensation Committee also used a performance-based compensation arrangement for Mr. R.S. Lowenthal, another senior executive officer whose compensation is likely to be in excess of $1 million. The goal of the Compensation Committee is to provide a compensation structure which will enable us to retain and appropriately reward the senior executive officers that we believe are critical to our long-term success. The Compensation Committee also reviews compensation arrangements to ensure that a portion of the Named Executives' compensation is directly related to corporate performance, appropriate risk management and other factors that directly and indirectly influence stockholder value.

        The Compensation Committee regularly evaluates the benefits of referring to a "peer group" of public companies to guide its decision making process with respect to compensation and did so in 2017. The Compensation Committee does not view the Company as having many true peers, given the Company's size, business model and mix of businesses as well as a trend of consolidation in the financial services industry which continued in 2017, and a continuing trend of companies electing to become or remain privately held. Many companies that might otherwise be considered to be a part of the Company's peer group are either units of much larger bank holding companies or smaller companies that are not wholly comparable to our business. However, the Compensation Committee recognizes the value of using peer group insights to further its understanding of certain industry compensation practices and the competitive market for executive talent. In 2017, we reviewed the compensation practices for senior executives of a wide range of economically-comparable or activity-comparable financial services enterprises.

        The Compensation Committee also reviewed the compensation practices of a subset of these peer group companies, including Piper Jaffrey, Stifel Financial, Raymond James Financial, Ladenburg Thalmann Financial Services, Cowen Group and JMP Group to provide a context for broad parameters of its 2017 compensation decisions for our Chief Executive Officer, but the determination of the amounts granted and the form of grant was set with reference to our own business model and substantially governed by the annual goals established under the Performance-Based Compensation Agreement with the Chief Executive Officer described further below. The Compensation Committee also used these peer group companies and broad studies of companies similar to our Company in revenue as well as other financial services companies to set a context for our decisions on non-employee director compensation practices. See "Director Compensation."

        The Compensation Committee does not employ a formal benchmarking strategy or rely upon specific peer-derived targets. The Compensation Committee has not chosen to engage an independent outside compensation consultant for purposes of determining 2017 executive compensation, believing it can better relate business model performance parameters to our executive compensation than someone unfamiliar with our specific business. However, the Compensation Committee has engaged Equilar Inc., which we believe to be an unbiased source of compensation-related information, to provide it with data sources and comparisons with respect to the compensation practices of other registered U.S. companies.

        The Compensation Committee believes potential incentive-based compensation (e.g., annual bonus and share-based awards) should generally comprise between 50% to 95% of total annual compensation for the Named Executives because:

  •
  these executive officers are in positions to influence corporate strategy and execution;

  •
  tying the majority of total compensation to incentive payments helps ensure focus on our goals;

  •
  their compensation is "at risk" and will thus depend upon our Company producing financial results that warrant such payments;

  •
  the volatile nature of our market-driven businesses should be reflected in our compensation practices; and

  •
  our share-based compensation generally cliff vests after three or five years and therefore aligns the executive officer with a continuing interest in enterprise value.

        The Compensation Committee makes recommendations to the Board with respect to total compensation including an annual bonus and grants share-based awards, if appropriate, for our Named Executives and other senior executives. The Compensation Committee does not necessarily grant share-based awards to employees, including the Named Executives, on an annual basis. It considers the performance of the employee and the number of outstanding share-based awards already awarded to the employee when determining total compensation in any year and the degree to which the employee already has (or may have) a long-term interest in the Company's success. Upon the vesting of an employee's share-based awards, the Compensation Committee also considers whether or not to grant new share-based awards to the employee and on what terms such awards will be made. All share-based awards are priced at fair market value on the grant date and are typically conditioned upon the employee's continued employment with the Company for a significant period of time.

        The Compensation Committee believes that, as stockholders, the Named Executives, other senior executives and selected employees will be motivated to consistently deliver financial results that build wealth for all stockholders over the long-term, and it currently uses share-based awards often with regular awards and a series of overlapping vesting periods to accomplish that objective. The Compensation Committee is cognizant of the impact of the accounting guidance on our financial results and strives to balance the granting of stock options and other forms of stock-based incentives with the other objectives of executive compensation set forth above. Since the adoption of accounting guidance on Share-Based Payment, on January 1, 2006, requiring us to expense stock options, we have granted only a very limited number of stock options and none to the Named Executives. At March 9, 2018, we had 1,390,199 shares of Class A Stock which are the subject of current share-based compensation arrangements (of which 281,919 were issued in January 2018) and subject to vesting requirements and 832,479 shares available for issuance to executives and select employees. In January 2011, we established a compensation recovery ("clawback") policy which permits us to recover certain incentive-based compensation in specified circumstances. See discussions under "Stock Option Grants," "Stock Awards" and "Compensation Recovery Policy" below.

        Compensation arrangements for most of our senior executive officers (other than the Chief Executive Officer) generally involve a significant component of remuneration which is contingent on our Company's performance and the individual performance of each senior executive officer; an annual cash bonus (which permits individual performance to be evaluated and recognized on an annual basis) and share-based awards (which directly link a portion of their compensation to stock price appreciation realized by our stockholders). The Compensation Committee believes that this approach best serves the interests of stockholders by enabling us to structure compensation in a way that meets the requirements of the highly competitive environment in which we operate, while ensuring that senior executive officers are compensated in a manner that advances both our short and long-term interests and those of our stockholders. For the Chief Executive Officer's compensation arrangements, see discussion under "Chief Executive Officer Compensation" below.

        The Compensation Committee, like the Board and management as a whole, recognizes the importance and need to continue the enhancement of the Company's compliance culture and policies and the effectiveness thereof to enhance the overall profitability and endurance of the franchise. To this end the Compensation Committee will, in setting compensation in 2018 for senior executive officers, including the Named Executives, and other executives and employees in positions with compliance responsibilities, emphasize compliance as a part of the review of such employee's compensation.

Consideration of Say-On-Pay Votes

        We conducted an advisory stockholder vote on executive compensation on May 12, 2014 and on May 8, 2017. The results of the 2014 and 2017 votes were to affirm our compensation practices as disclosed in the 2013 and 2016 Compensation Discussion and Analysis and attendant tables and narratives and the compensation paid to our Named Executives. The Compensation Committee considered the 2014 and 2017 votes and may consider the results of those votes at future annual meetings when establishing current and future year's executive compensation arrangements, but notes that the stockholder votes are non-binding and, in the future, the Compensation Committee and Board may choose not to take the results of the votes into account when establishing executive compensation arrangements.

Performance evaluation and total compensation timing

        Our executive compensation program for the Chief Executive Officer and other senior executive officers involves performance-related incentive compensation and long-term compensation elements paid in a mix of cash bonuses and stock awards. It has been our practice to determine the aggregate cash bonus pool available to our Chief Executive Officer and other senior executives on or before December 31st of the fiscal year-end in which the performance was delivered for accounting and tax purposes. However, our practice is to consider and make any long-term share-based awards to our Chief Executive Officer and other senior executives in the first 60 days of the following year, based upon their performance in the prior fiscal year.

        While we believe our process and timing of making performance-related judgments on annual total compensation is sound, reasonable and consistent with industry standards, it does not correspond to the proscribed accounting period standards for compensation expenses nor for compensation disclosure. Elements of the total compensation for our Chief Executive Officer and other senior executives are thus recorded in different accounting years and are not captured in the proscribed tables in this proxy statement or in our financial statements in a manner which accurately reflects the Compensation Committee's judgments about performance for the fiscal year. Because of this disparity, we have made a practice of disclosing any share-based awards and their terms that are granted in the first sixty days of the following year for our Named Executives and our employees taken as a whole in our proxy statements. We do this so that stockholders can see the Compensation Committee's judgments about total compensation and how total compensation relates to the Company's and the executives' prior year's performance by combining cash bonuses and salary for the relevant fiscal year plus any stock awards granted in the first sixty days of the following year. Similarly, stockholders should be aware that our share-based awards contain three or five years vesting provisions which means that our executives will not receive that portion of their incentive compensation for a significant period of time, and then only if they continue to be employed by the Company. For additional information, please see "Realized Pay For Fiscal 2017" below.

Determination of 2017 Compensation

        The Compensation Committee, with recommendations from the Chief Executive Officer, makes recommendations to the Board with respect to all compensation for each Named Executive for 2017 (other than the Chief Executive Officer, which compensation is based upon the Compensation Committee's own judgments). For a discussion of the compensation for the Chief Executive Officer, see the section entitled "2017 Chief Executive Officer Compensation" below.

        The Compensation Committee makes recommendations to the Board with respect to each Named Executive's annual salary and annual bonus and makes grants of share-based awards by reference to the executive's position, responsibilities and performance. Some of the factors considered by the Compensation Committee are:

  •
  the position's responsibilities relative to our total earnings, use of invested capital, degree of firm capital at risk and the generation of earnings and cash flows,

  •
  the position's impact on key strategic initiatives, and

  •
  the executive's performance and contributions to the management of the Company.

        The Chief Executive Officer assessed each Named Executive's (other than the Chief Executive Officer's), as well as other senior officers' performance, under our performance assessment criteria, and the Compensation Committee assessed the Chief Executive Officer's performance according to these same criteria and the parameters established under the Performance-Based Compensation Agreement with our Chief Executive Officer. See discussion under "2017 Chief Executive Officer Compensation" below. In addition, the Compensation Committee has determined to use performance-based compensation arrangements that meet the requirements in effect prior to December 22, 2017 (see the section entitled "U.S. Internal Revenue Code Section 162(m)" below) for deductible compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for Named Executives who are likely to earn in excess of $1 million and for whom quantitative measurements of performance are feasible. The Compensation Committee established such objectives for Mr. R.S. Lowenthal in 2014, 2015, 2016 and 2017.

        Our performance assessment criteria rate performance (as appropriate in different competencies) as follows:

  •
  strategic thinking;

  •
  integrity;

  •
  building and facilitating a corporate culture of ethical and responsible behavior;

  •
  compliance with regulatory requirements and Company policies, as well as maintaining good standing with regulators;

  •
  managing employee performance and morale;

  •
  financial responsibility;

  •
  achievement focus;

  •
  leadership;

  •
  risk management;

  •
  forward planning, business judgment and organization;

  •
  customer satisfaction and relationship building;

  •
  profitability of business unit, if applicable;

  •
  conflict resolution; and

  •
  communication skills.

        Base Salary.    The base salary of our Chief Executive Officer and Mr. R.S. Lowenthal is set by the Compensation Committee. Salaries paid to senior executive officers are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer, based on his assessment of the nature of the position, and the skills, experience and performance of each senior executive officer, as well as salaries paid by comparable companies in our industry. The Compensation Committee then makes recommendations to the Board of Directors with respect to base salaries. Base salaries paid to such senior executive officers in 2017 were not increased from 2016 levels.

        Annual Cash Bonus.    Bonuses paid to our senior executive officers are reviewed annually by the Compensation Committee considering recommendations made by the Chief Executive Officer based on his assessment of the performance of the Company, the individual contribution of each senior executive officer to such performance and their competencies, provided, however, that the Compensation Committee does not review recommendations made by the Chief Executive Officer with respect to Mr. R.S. Lowenthal, who is paid pursuant to a compensation formula. The Compensation Committee then makes recommendations to the Board of Directors with respect to annual cash bonuses. Senior executive officers, including the Chief Executive Officer, may be offered the right to elect to defer a portion of their annual bonus and performance-based compensation under our Executive Deferred Compensation Plan, a non-qualified unfunded plan. However, since 2013, no officer has been given the option to make such a deferral. See "Executive Deferred Compensation Plans" below.

        Stock Option Grants.    Under the Oppenheimer Holdings Inc. 2014 Incentive Plan (the "OIP"), our senior executive officers and employees may be granted stock options by the Compensation Committee based upon a variety of considerations, including the performance of the specific option recipients and the date of the last grant made to the officer or employee, as well as considerations relating to the contribution. In addition, stock option grants may be awarded as a retention tool for new employees. Due to the relatively high cost of expensing stock option awards under applicable accounting guidance, we have limited our use of this form of award in favor of stock awards.

        Stock Awards.    Under the OIP, our and our subsidiaries' executive officers and employees are granted stock awards by the Compensation Committee based upon recommendations from the Chief Executive Officer (except for the Chief Executive Officer himself and Mr. R.S. Lowenthal) and other considerations relating to the contribution and performance of the specific award recipient. The Compensation Committee independently considers and grants stock awards to the Chief Executive Officer where it deems them appropriate. In addition, stock awards may be given as an inducement to employment for new employees or as a retention tool for existing employees. Stock awards are generally subject to a significant vesting period and we believe that these awards are useful in retaining and motivating our executive personnel. On January 26, 2017, the Company awarded a total of 343,500 restricted shares of Class A Stock to our employees, each of which will cliff vest in three years. These awards will be expensed over the three year period. Of those awards, Mr. Alfano was awarded 8,500 shares, Mr. McKigney was awarded 10,000 shares, Mr. Whaley was awarded 15,000 shares, Mr. R.S. Lowenthal was awarded 15,000 shares and Mr. A.G. Lowenthal was awarded 67,000 shares. Additionally, on February 23, 2017, the Company awarded a total of 64,100 restricted shares of Class A Stock to our employees, each of which will cliff vest in three years. These awards will be expensed over the three year period. Our Named Executives did not receive any awards in February 2017. On January 30, 2018, the Company awarded a total of 281,919 restricted shares of Class A Stock to our employees. Of these restricted shares, 126,240 shares will cliff vest in three years and 155,679 shares will cliff vest in five years. These awards will be expensed over the applicable three or five year vesting period. Of those awards, Mr. Alfano was awarded 7,000 shares, Mr. McKigney, Mr. Whaley and Mr. R.S. Lowenthal were each awarded 5,000 shares and Mr. A.G. Lowenthal was awarded 46,429 shares as part of the product of his 2017 compensation formula. On January 31, 2018, Mr. A.G. Lowenthal was awarded an additional 9,100 shares. This award cliff vests in five years and will be expensed over the five year vesting period.

        No Backdating or Spring Loading.    We do not backdate stock awards or grant them retroactively. In addition, we generally make our stock awards at regular times each year. We do not plan to coordinate grants of stock awards so that they are made before the announcement of favorable information, or after the announcement of unfavorable information. Our stock awards are granted by the Compensation Committee at fair market value on a fixed date or event (such as the first regular meeting of the Board of Directors following an employee's hire), with all required approvals obtained in advance of or on the actual grant date. All grants of stock awards to employees are made by the Compensation Committee.

        Fair Market Value.    Fair market value has been consistently determined, as required by the OIP, as the share closing price on the NYSE on the grant date.

        Stock Ownership and Trading Policy.    Directors are expected to accumulate and hold at least 6,000 shares of the Company's Class A non-voting common stock and have three years to achieve that position. All sitting directors either meet that criteria, or are on a track to do so. There are no such ownership requirements for the Named Executives or other employees. The Company prohibits our executive officers and directors (and their immediate family members and affiliates) from short selling, dealing in publicly-traded options, or dealing in any other type of derivative security related to our Class A Stock.

        Negative Discretion.    Notwithstanding anything to the contrary in the Company's incentive compensation plans and equity-based plans, the Compensation Committee may, in its sole discretion, reduce or eliminate the bonus amount or grant or award otherwise payable to any participant for a particular performance period at any time prior to the payment of bonuses or grants or awards to participants for such performance period, consistent with the strictures of Section 162(m) of the Code, as applicable.

        Compensation Recovery Policy.    In January 2011, the Compensation Committee recommended and the Company established a compensation recovery policy, subsequently updated in March of 2017, that affects incentive compensation paid to its executive officers and certain other officers and employees determined by the Compensation Committee to be covered by such policy. In the case of material noncompliance as a result of misconduct with respect to any financial reporting requirement that results in a restatement of the Company's financial statements, the Company is required to recover the amount of incentive compensation that was paid to its executive officers (including cash bonuses, as well as proceeds from the sale of the Company's stock for the period of twelve months after the period of such restatement in the case of our Chairman and Chief Executive Officer and Chief Financial Officer) and may also require, if determined by the Compensation Committee, that other covered officers and employees forfeit certain unvested stock awards. The policy further provides that, to the extent that an executive officer or covered employee engages in a continued failure of the performance of their job function, or engages in misconduct that materially affects the Company or materially violates Company policies, the Company may require that executive officers or other covered employees forfeit some or all of these awards if compensation recovery was indicated. The Compensation Committee and the Company will, under certain circumstances, consider compensation for the three year period preceding a restatement of its financial statements.

        Beneficiaries that have received stock awards subsequent to July 2010 have an agreement whereby such awards are subject to such clawback provisions as are described in the immediately preceding paragraph. All senior executives and other employees holding restricted stock awards are subject to such provisions. The Company is awaiting final rulemaking by the SEC with respect to other policies that may affect a broader employee population with respect to clawback or reduction of cash bonuses with respect to years in which there are events that include fraud, misconduct, restatement of financial results or revaluation of owned assets resulting in losses by the Company in periods subsequent to the payment of cash bonuses and stock awards and will implement such other policies as SEC rulemaking may require. Until such time as any new policies are developed and implemented by the Company, the Company will not hesitate to pursue recourse against any employee in the case of employee fraud or misconduct.

        Executive Deferred Compensation Plan.    The Executive Deferred Compensation Plan, or EDCP, provides for voluntary deferral of year-end bonuses by our senior executives, which deferral option may or may not be offered in a given year. These voluntary deferrals can be deferred on a tax-free basis until a specified future time and are not subject to vesting. We do not make contributions to the EDCP for the Named Executives and other senior level executives. The option to defer the year-end compensation into the

EDCP has not been offered since 2007, but may be reinstated in future years at the Company's discretion. Further description of the Company's deferred compensation arrangements can be found in note 14 to our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017.

        Stock Appreciation Rights.    The Company has awarded stock appreciation rights ("OARs") to certain employees (none of whom are the Named Executives) as part of their compensation package based on a formula reflecting gross production, length of service and client assets. These awards are granted once per year in January with respect to the prior year's production. The OARs vest five years from the grant date and are settled in cash on vesting. Further description of the OARs can be found in note 14 of our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017.

        Benefits.    The Named Executives who are U.S.-based salaried employees participate in a variety of benefits designed to enable us to attract and retain our workforce in a competitive marketplace. We help ensure a productive and focused workforce through a healthcare program and our other benefits. Deferred compensation and 401(k) plans help employees, especially long-service employees, save and prepare financially for retirement. The Named Executives receive the same benefits as all full-time employees and no others beyond those described in this Compensation Discussion and Analysis. Our qualified 401(k) Plan allowed employees to contribute up to $18,000 for 2017 plus an additional $6,000 for employees over age 50. Employees may continue to retain their 401(k) Plan account after they leave us so long as their account balance is $5,000 or more. We do not sponsor a pension plan for our employees.

        Perquisites.    We provide one perquisite to our Chief Executive Officer: Mr. A.G. Lowenthal has a Company-paid parking arrangement. The primary purpose of this parking arrangement is to minimize distractions from the executive's attention to important corporate matters. Perquisites are quantified in the "Summary Compensation Table" below and detailed in the "All Other Compensation Table" below.

        We do not provide the Named Executives with any other perquisites, such as split-dollar life insurance, reimbursement for legal counseling for personal matters, or tax reimbursement payments. We do not provide loans to executive officers, other than margin loans in margin accounts with us in connection with the purchase of securities (including our securities), which margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability. See "Certain Relationships and Related Party Transactions," below.

        Separation and Change in Control Arrangements.    Our Named Executives are not eligible for benefits and payments if employment terminates in a separation or if there is a change in control.

2017 Chief Executive Officer Compensation

        Mr. A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is paid an annual base salary set by the Compensation Committee, plus annual performance-based compensation under the Performance-Based Compensation Agreement and, at the discretion of the Compensation Committee, is eligible for additional bonuses and/or grants of stock options and restricted stock. Our Chief Executive Officer's incentives are substantially all quantitative measures driving off the Company's core business model and designed to bring executive incentives, performance and compensation into a close relationship.

        On May 11, 2015, Class B Stockholders ratified the Company's Amended and Restated Performance-Based Compensation Agreement with Mr. A.G. Lowenthal, which was effective May 11, 2015. The purpose of the Performance-Based Compensation Agreement is to allow the Compensation Committee to set the annual terms under which Mr. A.G. Lowenthal's annual performance-based compensation is to be calculated during the term thereof. Mr. A.G. Lowenthal's role in determining our success or failure has a very significant bearing on our ultimate results and financial condition because of the nature of his responsibilities as Chief Executive Officer. Therefore, the Compensation Committee has determined that a high proportion of his annual compensation should be subject to variability to reflect our Company's results and those of key performance indices.

        The Performance-Based Compensation Agreement includes a limitation on the maximum performance award available to Mr. A.G. Lowenthal in any single year for which it is effective. The Compensation Committee may also set a lesser "cap" on Mr. A.G. Lowenthal's total performance award under the Performance-Based Compensation Agreement which can be less than the maximum of $10 million under the Performance-Based Compensation Agreement. In March 2017, the Compensation Committee established performance goals under the Performance-Based Compensation Agreement entitling Mr. A.G. Lowenthal to a Performance Award under the Performance-Based Compensation Agreement for the year 2017 up to $5 million in the aggregate unless one or more of the targets established in clauses (c), (e) and/or (f) below are achieved, in which case the maximum is $7.5 million.

        The Performance Award established by the Compensation Committee was determined by the application of a formula based on the following components (as defined in the annual Compensation Committee resolution establishing the CEO performance award for 2017): (a) an amount equal to 3% of the amount by which the Company's total revenue less interest income consisting solely of customer margin interest revenues and FDIC funds fees (collectively "Specified Interest Income") for the year ending December 31, 2017 exceeds $812,000,000 plus 1% of the amount by which Specified Interest Income for the year ending December 31, 2017 is greater than $62,000,000 and less than $93,000,000; plus (b) an amount equal to: (i) $500,000 if the Company's profit before income taxes for the year ending December 31, 2017 is equal to $3,000,000 or more; plus (ii) 8% of the amount by which the Company's profit before income taxes for the year ending December 31, 2017 is greater than $3,000,000 and less than $4,500,000; plus (iii) 4% of the amount by which the Company's profit before income taxes for the year ending December 31, 2017 is greater than $4,500,000 and less than $5,500,000 or more; plus (iv) 1% of the amount by which the Company's profit before income taxes for the year ending December 31, 2017 is greater than $5,500,000 up to $6,500,000; plus (c) an amount equal to the product of (i) $1,200,000 multiplied by (ii) the difference (stated as a whole integer or fraction thereof) between 63% and any lesser percentage which would be obtained by dividing (1) the sum of those items included in the Company's compensation and related expenses for the year ending December 31, 2017 by (2) the Company's total revenue less interest income for the year ending December 31, 2017; plus (d) an amount related to Annual Total Stockholder Return which shall be equal to the product of (i) the difference between the closing market price of one share of the Company's Class A Stock computed as the 10 day closing average for the period ending on January 3, 2017 (as such market price may be adjusted for any stock splits occurring during fiscal 2017) and the closing market price of one share of the Company's Class A Stock computed as of the 10 day closing average for the period ending on December 31, 2017 plus the amount of all dividends paid on one share of the Company's Class A Stock during the year ending December 31, 2017, divided by (ii) the closing market price of one share of the Company's Class A Stock computed as the 10 day closing average for the period ending on January 3, 2017; multiplied by the amount of $1,727,000 and stated in dollars, but in no event to exceed $1,250,000; plus (e) an amount equal to $400,000 if the profit before income taxes for the Company's capital markets segment for the year ending December 31, 2017 equals or exceeds $1 million; plus an amount equal to: (i) $250,000 if the revenue per employee for the Company's investment banking segment for the year ending December 31, 2017 equals or exceeds $450,000; plus (ii) $250,000 if the revenue per employee for the Company's institutional equity segment for the year ending December 31, 2017 equals or exceeds $475,000; plus (iii) $750,000 if the Company's assets under administration increase by $1,550,000,000 or more for the year ending December 31, 2017; plus (iv) $250,000 if the revenue per employee for the Company's private client division for the year ending December 31, 2017 equals or exceeds $350,000 plus (f) an amount equal to (i) $250,000 if the Company's pre-tax return on stockholders' equity for the year ending December 31, 2017 equals or exceeds 8.75%; plus (ii) $100,000 for each half-percent (or portion thereof) by which the Company's pre-tax return on stockholders' equity for the year ending December 31, 2017 exceeds 8.30%; provided that the Performance Award Amount for the 2017

Performance Year shall not exceed $5,000,000 unless one or more of the targets established in clauses (c), (e) and/or (f) above have been achieved for fiscal 2017, whereupon the Performance Award Amount shall be equal to (x) the amounts calculated for clauses (c), (e) and (f) plus the lesser of $5,000,000 or the sum of (a), (b) and (d) (if less than $5,000,000); provided, further, that in no circumstances shall the total Performance Award Amount for the 2017 Performance Year exceed $7,500,000.

        The application of the 2017 formula as set out above produced a Performance Award for Mr. A.G. Lowenthal that the Compensation Committee directed be paid of $1,200,000 in cash and 46,429 shares of the Company's Class A Stock, the cash value of which was $1,279,118.90 at the date of grant based on the closing price of the Class A Stock on the NYSE on January 30, 2018 of $27.55, which award will "cliff" vest in five years from the date of grant.

        In March 2018, the Compensation Committee continued Mr. A.G. Lowenthal's base salary for 2018 at $500,000, unchanged from 2017.

2017 Compensation Arrangement for R.S. Lowenthal

        In March 2017, the Compensation Committee also determined pursuant to Article IX of the OIP and for purposes of complying with the requirements of Section 162(m) of the Code to establish an Individual Target Award (consisting of a formula) for determining the Performance-Based Award for the fiscal year ending December 31, 2017 (the "Performance Period") for Mr. R.S. Lowenthal, Senior Managing Director and Head of Oppenheimer & Co. Inc.'s Investment Banking and Fixed Income business (including Municipal Finance, the "Fixed Income Division"). The Performance Award established by the Compensation Committee was to be determined by the application of a formula such that (i) 2% of gross revenue from equity capital markets transactions credited to the Company for the year ending December 31, 2017 so long as such revenues are greater than $10,000,000 and less than $20,000,000 plus (ii) 4% of gross revenue from equity capital markets transactions credited to the Company for the year ending December 31, 2017 so long as such revenues are equal to or greater than $20,000,000; plus (b) an amount equal to 5% of the gross revenue of the Company's debt capital markets division for the year ending December 31, 2107; plus (c) an amount equal to 2% of the amount by which the gross revenue of the Company's public finance division for the year ending December 31, 2017 is greater than $2,000,000; plus (d) an amount equal to (i) 2% of the gross revenue from the Company's M&A, investment banking advisory and other investment banking division fee-based transactions for the year ending December 31, 2017 up to $30,000,000 plus (ii) 4% of the amount by which the gross revenue from such transactions for the year ending December 31, 2017 is greater than $30,000,000; plus (e) an amount equal to .005 times the total revenue of the Company's global fixed income division for the year ending December 31, 2017; plus (f) $150,000 if there are no cumulative losses net of commission credits for the year ending December 31, 2017 for the Company's fixed income trading; plus (g) $25,000 for each managing director hired for the Company's public finance division and with a start date during the year ending December 31, 2017; plus (h) an amount equal to (i) $30,000 for each managing director hired for the Company's investment banking division and with a start date during the year ending December 31, 2017 plus (ii) $50,000 for each such managing director whose documented production for the year ending December 31, 2017 is in excess of his compensation for the year ending December 31, 2017; plus (i) $50,000 for each .01 improvement in the efficiency staffing ratio for the Company's investment banking division for the year ended December 31, 2017 (calculated as analysts + associates + directors divided by executive directors + managing directors) over the efficiency staffing ratio for such division for the year ended December 31, 2016 of 1.66; plus (j) an amount related to Annual Total Stockholder Return ("ATSR") which shall be equal to the product of (i) the difference between the closing market price of one share of the Company's Class A Stock computed as the 10 day closing average for the period ending on January 3, 2017 of $18.895 (as such market price may be adjusted for any stock splits occurring during fiscal 2017) and the closing market price of one share of the Company's Class A Stock computed as the 10 day closing average for the period ending on December 31, 2017 plus the amount of all dividends paid on one share of the Company's Class A Stock during the year ending December 31, 2017, divided by (ii) the closing market price of one share of the Company's Class A Stock computed as the 10 day closing average for the period ending on January 3, 2017 of $18.895; multiplied by the amount of $863,500 and stated in dollars, but in no event to exceed $1,250,000 provided, the Performance-Based Award of (a) through (i) above shall not exceed $3,000,000 for fiscal year 2017.

        The application of the 2017 formula as set out above produced a Performance Award for Mr. R.S. Lowenthal of $3,000,000 for fiscal year 2017, which was paid to him in cash.

        In view of the performance during 2017 of the Investment Banking and Fixed Income Division, and the Performance Award noted above, the Compensation Committee awarded Mr. R.S. Lowenthal a stock award of 5,000 shares of the Company's Class A Stock on January 30, 2018, based on that day's closing price of the Class A Stock on the NYSE of $27.55 in recognition of his ongoing and potential future contributions to the Company. The award, which vests on January 29, 2023, is subject to Mr. R.S. Lowenthal being continuously employed by the Company until that date.

CEO Pay Ratio

        We believe that executive pay must be consistent and internally equitable in order to motivate employees to perform in ways that create and enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay that our executive officers receive and the pay that our non-executive employees receive. The Compensation Committee reviewed a comparison of our CEO's annual total compensation in 2017 to that of all other employees for the same period. The compensation for our CEO was approximately 42 times the median pay of our domestic employees.

        Our CEO to median employee ratio is calculated in accordance with SEC requirements pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the 2017 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2017, the last day of our payroll year and who had been employed by us for the entire fiscal 2017 year. We included all employees, whether employed on a full-time, part-time or seasonal basis, except for those employees employed by non-U.S. subsidiaries, which make up less than 5% of our employee population. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2017. We believe that the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately four percent (4%) of our employees receive annual equity awards.

        After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology that we use for our named executive officers as set forth in the "2017 Summary Compensation Table" on page 46. The annual total compensation for 2017 was $4,188,098 for our CEO and $100,000 for our median employee.

        As illustrated in the table below, our 2017 CEO to median employee pay ratio is 42:1.

	CEO to Median Employee Pay Ratio
	CEO	Median Employee
Base Salary	$500,000	$95,000
Stock awards	$1,169,820	$0
Non-equity Incentive Plan Compensation	$1,200,000	$5,000
Nonqualified Deferred Compensation Earnings (1)	$1,312,528	$0
All Other Compensation	$5,750	$0
Total	$4,188,098	$100,000
(1)
These amounts are attributable to a change in the value of each individual's defined benefit pension account balance and do not represent earned or paid compensation. Values are dependent on many variables, including years of service, earnings, and actuarial assumptions.

U.S. Internal Revenue Code Section 162(m)

        Section 162(m) of the Code ("Section 162(m)") generally limits the tax deductibility of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer, Mr. R.S. Lowenthal and our three other most highly compensated executive officers whose compensation is required to be disclosed in this proxy statement, subject to an exception for qualified performance-based compensation that was eliminated by recent tax reform legislation under the Tax Cuts and Jobs Act (the "TCJA"), beginning January 1, 2018. The TCJA also expanded the scope of "covered employees" whose compensation may be subject to this deduction limit by, among other things, now treating the principal financial officer as a covered employee.

        To the extent consistent with our general compensation objectives, in 2017, as well in prior years, the Compensation Committee considered the potential effect of Section 162(m) on compensation paid to our executive officers. Historically, we have structured certain components of our compensation program in a manner intended to be performance-based under Section 162(m), such as the Performance-Based Compensation Agreement for the Chief Executive Officer, although the Compensation Committee may have granted non-deductible compensation if it considered it appropriate and in the best interest of the Company. Whether under Section 162(m) as in effect before or after the enactment of TCJA, the Compensation Committee reserves the right to award and recommend the awarding of non-deductible compensation in any circumstances it deems appropriate.

        As a result of the passage of TCJA, the Company will no longer be able to deduct annual compensation in excess of $1,000,000, other than certain amounts that are paid pursuant to binding contracts in effect prior to November 2, 2017 which were not materially modified after this date. The Compensation Committee and the Board of Directors believe that there are substantial benefits to be derived from defined performance-based compensation for key executives. In the future, the Compensation Committee expects to grant compensation, including compensation tied to performance, that may not be deductible for federal income tax purposes.

 SUMMARY COMPENSATION TABLE
For the Year Ended December 31, 2017

        The following table sets forth the total annual compensation paid or accrued by us to or for the account of our Chief Executive Officer and our Chief Financial Officer for the three years ended December 31, 2017. In an effort to provide more complete disclosure, the table lists the next three most highly paid executive officers of our principal subsidiaries, Oppenheimer & Co. Inc. and Oppenheimer Asset Management Inc., whose total cash compensation for the year ended December 31, 2017 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)(5)	(b)	(c)	(d)(1)	(e)(2)	(f)(2)	(g)(1)	(h)(3)	(i)(4)	(j)
A. G. Lowenthal	2017	$500,000	$—	$1,169,820	$—	$1,200,000	$1,312,528	$5,750	$4,188,098
Chairman, CEO and Director	2016	$500,000	$—	$—	$—	$—	$596,795	$5,750	$1,102,545
of the Company and	2015	$500,000	$—	$858,138	$—	$—	$—	$5,750	$1,363,888
Oppenheimer & Co. Inc.
J. J. Alfano	2017	$275,000	$750,000	$148,410	$—	$—	$—	$—	$1,173,410
CFO of the Company and	2016	$275,000	$500,000	$122,800	$—	$—	$—	$—	$897,800
Executive Vice President and	2015	$275,000	$600,000	$136,927	$—	$—	$—	$—	$1,011,927
CFO of Oppenheimer & Co. Inc.
R.S. Lowenthal	2017	$200,000	$—	$261,900	$—	$3,000,000	$—		$3,461,900
Director of the Company and	2016	$200,000	$—	$122,800	$—	$1,726,554	$—	$—	$2,049,354
Senior Managing Director and	2015	$200,000	$—	$262,858	$—	$1,850,000	$—	$23,443	$2,336,301
Head of Oppenheimer & Co. Inc.'s
Fixed Income and Investment
Banking businesses
B. McKigney	2017	$225,000	$850,000	$174,600	$—	$—	$—	$—	$1,249,600
President of Oppenheimer	2016	$225,000	$600,000	$245,600	$—	$—	$—	$—	$1,070,600
Asset Management Inc.	2015	$225,000	$500,500	$402,464	$—	$—	$—	$—	$1,127,964
M. Whaley	2017	$175,000	$750,000	$261,900	$—	$—	$—	$—	$1,186,900
Executive Vice President,	2016	$193,750	$500,000	$204,671	$—	$—	$—	$—	$898,421
Private Client Services, of	2015	$200,000	$500,000	$231,877	$—	$—	$—	$—	$931,877
Oppenheimer & Co. Inc.

Notes to Summary Compensation Table:

(1)
The Bonus and Non-Equity Incentive Plan Compensation amounts are not reduced by the Named Executive's election, if any, to defer receipt of bonuses into the EDCP or an election to convert a portion of his or her bonus into the purchase of Class A Stock. None of these conditions applied in 2017.

(2)
The values of stock options (granted under the OIP) and stock awards (granted under the ESP, EIP or OIP) represent the grant date fair value of awards granted in the fiscal year. The underlying assumptions and methodology used to value our stock options and stock awards are described in note 14 to our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017 which is available without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, or (iii) emailing us with your request at info@opco.com. Details of stock options and stock awards held by the Named Executives appear in the "Outstanding Equity Awards Table" and notes thereto appearing below. Awards granted in January of 2018 (which awards are not included in this table) when added to the prior year's cash bonus and salary, taken together, yield the total annual compensation awarded for the performance of the Named Executive for 2017. All future awards will be granted under the OIP.

(3)
We have a nonqualified deferred compensation plan into which senior executives, including the U.S. Named Executives, could elect to defer some or all of their year-end bonuses. No above-market earnings were recorded. Details about the earnings from the EDCP appear below in the "Nonqualified Deferred Compensation Table."

(4)
See the chart below — "All Other Compensation Table" — for a description of the amounts appearing in column (i). All other compensation includes perquisites and commission income.

(5)
The three executive officers of Oppenheimer & Co. Inc. and Oppenheimer Asset Management Inc. appearing in the table are not officers of Oppenheimer Holdings Inc. and they do not, except for R.S. Lowenthal who became a director of the Company in May 2013, perform any policy making functions for Oppenheimer Holdings Inc.

 All Other Compensation Table
For the Year Ended December 31, 2017

Name	Parking	Commissions
	(a)	(b)
A.G. Lowenthal	$5,750	$—
J.J. Alfano	$—	$—
R.S. Lowenthal	$—	$—
B. McKigney	$—	$—
M. Whaley	$—	$—

Notes to All Other Compensation Table:

(a)
We have one parking space at 85 Broad Street, New York, NY which is included in the terms of the lease for the head-office premises. A.G. Lowenthal uses this space. The cost ascribed to the parking space reflects current commercial terms.

Grants of Plan-Based Awards
For the Year Ended December 31, 2017

					All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
						Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(i)	(l)
A.G. Lowenthal (1)	2/24/2016				—	$—
A.G. Lowenthal (1)	1/26/2017				67,000	$1,256,250
A.G. Lowenthal (1)	1/30/2018				46,429	$1,183,475
A.G. Lowenthal (1)	1/31/2018				9,100	$231,504
R.S. Lowenthal (2)	2/24/2016				10,000	$122,800
R.S. Lowenthal (2)	1/26/2017				15,000	$281,250
R.S. Lowenthal (2)	1/30/2018				5,000	$127,450

Notes to Grants of Plan-Based Awards Table:

(1)
Mr. A.G. Lowenthal's compensation is subject to an Amended and Restated Performance-Based Compensation Agreement effective May 11, 2015 under which the Compensation Committee may establish annual limits not to exceed $7.5 million. The Performance-Based Compensation Agreement covers years through May 2025. The application of the 2017 formula produced a Performance Award for Mr. A.G. Lowenthal that the Compensation Committee directed be paid of $1,200,000 in cash and 46,429 shares of the Company's Class A Stock, which award will "cliff" vest in five years from the date of grant. Also see "2017 Chief Executive Officer Compensation" above.

(2)
Mr. R.S. Lowenthal's compensation is subject to an Individual Target Award (consisting of a formula) for determining a Performance-Based Cash Award for the 2017 fiscal year established by the Compensation Committee. Under the formula established in March 2017, R.S. Lowenthal was awarded $3,000,000 in cash for the 2017 fiscal year (exclusive of salary), which amount is reflected in column (g) of the "Summary Compensation Table." Also see "2017 Compensation Arrangement for R.S. Lowenthal" above.

 Outstanding Equity Awards Table
As of December 31, 2017

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiry Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c) (1)	(d)	(e)	(f)	(g)		(h) (5)	(i)	(j)
A.G. Lowenthal	—	—	—	—	—	67,000	(1)	$1,795,600	—	—
J. J. Alfano	—	—	—	—	—	2,200	(2)	$58,960	—	—
	—	—	—	—	—	2,000	(3)	$53,600	—	—
	—	—	—	—	—	2,381	(4)	$63,811	—	—
	—	—	—	—	—	5,000	(5)	$134,000	—	—
	—	—	—	—	—	10,000	(7)	$268,000	—	—
	—	—	—	—	—	8,500	(8)	$227,800	—	—
R.S. Lowenthal	—	—	—	—	—	4,400	(2)	$117,920	—	—
	—	—	—	—	—	9,524	(4)	$255,243	—	—
	—	—	—	—	—	5,000	(5)	$134,000	—	—
	—	—	—	—	—	10,000	(7)	$268,000	—	—
	—	—	—	—	—	15,000	(8)	$402,000	—	—
B. McKigney	—	—	—	—	—	1,500	(2)	$40,200	—	—
	—	—	—	—	—	1,667	(4)	$44,676	—	—
	—	—	—	—	—	5,000	(5)	$134,000	—	—
	—	—	—	—	—	12,500	(6)	$335,000	—	—
	—	—	—	—	—	20,000	(7)	$536,000	—	—
	—	—	—	—	—	10,000	(8)	$268,000	—	—
M. Whaley	—	—	—	—	—	1,275	(2)	$34,170	—	—
	—	—	—	—	—	1,000	(3)	$26,800	—	—
	—	—	—	—	—	2,381	(4)	$63,811	—	—
	—	—	—	—	—	10,000	(5)	$268,000	—	—
	—	—	—	—	—	16,667	(7)	$446,676	—	—
	—	—	—	—	—	15,000	(8)	$402,000	—	—

Notes to Outstanding Equity Awards Table:

(1)
Stock awards to the Named Executives were granted on January 26, 2017 and vest on January 25, 2020, subject to the individuals being employed by the Company on the vesting date or death, if earlier.

(2)
Stock awards to the Named Executives were granted on January 29, 2014 and vest on January 28, 2019, subject to the individuals being employed by the Company on the vesting date.

(3)
Stock awards to the Named Executives were granted on February 27, 2014 and vest on February 26, 2019, subject to the individuals being employed by the Company on the vesting date.

(4)
Stock awards to the Named Executives were granted on January 29, 2015 and vest on January 28, 2020, subject to the individuals being employed by the Company on the vesting date.

(5)
Stock awards to the Named Executives were granted on February 26, 2015 and vest on February 25, 2020, subject to the individuals being employed by the Company on the vesting date.

(6)
Stock awards to the Named Executives were granted on July 29, 2015 and vest on July 28, 2020, subject to the individuals being employed by the Company on the vesting date.

(7)
Stock awards to the Named Executives were granted on February 24, 2016 and vest on February 23, 2021, subject to the individuals being employed by the Company on the vesting date.

(8)
Stock awards to the Named Executives were granted on January 26, 2017 and vest on January 25, 2020, subject to the individuals being employed by the Company on the vesting date.

(9)
The market value is based on the closing price of the Class A Stock on the NYSE on December 31, 2017 of $26.80.

        On January 30, 2018, the Named Executives (excluding Mr. A.G. Lowenthal) were awarded an aggregate of 22,000 shares of Class A Stock, which vest on January 29, 2023, subject to the individuals being employed by the Company on the vesting date.

        On January 30, 2018, Mr. A.G. Lowenthal was awarded 46,429 shares of Class A Stock, which vest on January 29, 2023, subject to him being employed by the Company on the vesting date or death, if earlier.

        On January 31, 2018, Mr. A.G. Lowenthal was awarded 9,100 shares of Class A Stock, which vest on January 30, 2023, subject to him being employed by the Company on the vesting date or death, if earlier.

Option Exercises and Stock Vested
For the Year Ended December 31, 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
A. G. Lowenthal	—	—	115,937	$4,228,142
J.J. Alfano	—	—	8,193	$301,850
R.S. Lowenthal	—	—	5,301	$290,175
B. McKigney	—	—	3,151	$136,000
M. Whaley	—	—	5,333	$194,975

Nonqualified Deferred Compensation
For the Year Ended December 31, 2017

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at 12/31/17 ($)
(a)	(b)	(c)(2)	(d)(2)	(f)(2)
A. G. Lowenthal (1)(3)	—	—	$1,841,803	$12,283,161
J.J. Alfano	—	—	$—	$—
R.S. Lowenthal	—	—	$—	$—
B. McKigney	—	—	$—	$—
M. Whaley	—	—	$—	$—

  Notes to Nonqualified Deferred Compensation Table:

(1)
The Named Executives did not make a contribution in 2017 to our Nonqualified Deferred Compensation Plan.

(2)
We do not make contributions to the EDCP with respect to voluntary deferrals. The aggregate balances shown in column (e) of the table above represent amounts that the Named Executives earned as year-end bonuses but elected to defer (included as part of the amount in column (g), if any, of the "Summary Compensation Table" above), plus earnings (or losses). Such earnings (or losses) for fiscal 2017 are reflected in column (d) of the "Nonqualified Deferred Compensation Table" and represent appreciation based on investments selected by the Named Executives. Account balances are invested in phantom investments selected by the Named Executives from a menu of deemed investment choices. Participants may change their deemed investment choices quarterly. When participants elect to defer amounts into the EDCP, they also elect when the amounts will ultimately be paid out to them. Distributions may either be made in a specific future year or at a time that begins after retirement. In accordance with Section 409A of the Code, in general, distribution schedules cannot be accelerated (other than for hardship) and, to delay distribution, the participant must make such an election at least one year before distribution would otherwise have commenced and the new distribution must be delayed a minimum of five years after distribution would have initially begun. The deferred amount is a liability of the Company and subject to the risks of the business.

(3)
All of the amounts contributed by Mr. Lowenthal to our Nonqualified Deferred Compensation Plan were previously reported as compensation to him in the "Summary Compensation Table" for the applicable year.

 Realized pay for fiscal 2017

        To supplement the SEC required disclosure in the "Summary Compensation Table" set forth on page 46 we have included the following additional table which shows the total compensation actually realized by each Named Executive for fiscal 2017.

        The Company believes that this table is useful to stockholders as it reflects the compensation actually realized for 2017 by the Named Executives. The "Summary Compensation Table", as calculated under SEC rules, includes several items that are driven by accounting, actuarial and timing assumptions, which are not necessarily reflective of compensation actually realized by an executive in any particular reporting year.

        Our Company's pay practices are not well reflected in these SEC-mandated tables because we used long-term (three to five year cliff vesting) stock awards to recognize and reward executive performance accomplishments beyond their annual cash bonuses (but typically within their performance matrices, where we use them) to ensure a strong relationship between our senior executives' ongoing performance and ongoing stockholder value creation. In the "Summary Compensation Table", these stock awards are part of Total Compensation in the year of the award and are valued on the award date, even though they typically cliff-vest three to five years after the award date and will be valued at vesting at the then market price of our stock. For additional information, please see "Performance evaluation and total compensation element timing" in the "Compensation Discussion and Analysis", above.

        Realized pay for salary, bonus/non-equity incentive plan compensation and stock awards for fiscal 2017 was equal to 142% of the values shown in the "Summary Compensation Table" for our Chief Executive Officer and between 94% and 113% for our other Named Executives. The table below shows realized compensation for fiscal 2017 for each Named Executive.

Realized Pay for Fiscal 2017 Table

Name	Salary	Bonus	Vested Stock Awards	Vested Stock Options	Non-Equity Incentive Plan Compensation	Total	% of Reported
	(a)	(b)(1)	(c)(2)	(d)(2)	(e)(1)	(f)	(g)(3)
A.G. Lowenthal	$500,000	$—	$4,228,142	$—	$1,200,000	$5,928,142	142%
J.J. Alfano	$275,000	$750,000	$301,850	$—	$—	$1,326,850	113%
R.S. Lowenthal	$200,000	$—	$290,175	$—	$3,000,000	$3,490,175	101%
B. McKigney	$225,000	$850,000	$136,000	$—	$—	$1,211,000	97%
M. Whaley	$175,000	$750,000	$194,975	$—	$—	$1,119,975	94%

Notes to Realized Pay for 2017 Table

(1)
Reflects amounts earned based on fiscal 2017 performance.

(2)
Reflects the aggregate value of stock awards and stock options that were awarded in prior years and vested during fiscal 2017 and are shown here to present a clear picture of total currently earned executive compensation. The value of vested stock awards is calculated by multiplying the number of shares vested by the closing price of our Class A Stock on the vesting date.

(3)
Represents the percentage of Total Compensation in the Realized Pay for Fiscal 2017 Table to Total Compensation (column j) in the Summary Compensation Table.

Compensation Policies and Risk

        The Compensation Committee, the Board as a whole and senior management believe that the Company's compensation policies and practices are not likely to have a material adverse effect on the Company. The Company is necessarily in the business of taking risks to facilitate its customer-oriented businesses and certain proprietary trading activities. As a result, there is no assurance that the Company will not sustain trading or other losses in pursuing its businesses. However, in that context, we believe our compensation policies, together with our control systems and risk management procedures, generally act as mitigation against, rather than an encouragement of, employees taking excessive risk exposure with firm capital.

        A substantial portion of the Company's incentive compensation practices are related to employees situated in departments that do not create firm financial risk in conducting their advisory-style businesses. Other commitment and underwriting-related activities (which do involve firm-level risk) are regularly monitored by the firm's Commitment Committees, and such risks are further mitigated by the practice of paying modest salaries and year-end-only bonuses to the managers and employees in these activities.

        For groups in the firm which do take frequent firm risk positions in conducting their businesses, the Company employs various risk controls, trading reserves and compensation hold-back policies which are designed to protect the firm against excessive risk-taking with firm capital. These include generally conservative position limits, monthly and quarterly compensation hold-back and/or charge-backs as well as year-end carry-over policies for groups that are compensated on monthly or quarterly intervals. In addition, for some trading groups, mark-down policies are imposed that are designed to prevent holding stale or unsalable inventories; and for others, compensation accrual at settlement date rather than trade date is utilized where appropriate. We also employ strict price monitoring policies for reviewing trading positions and the monitoring of all such prices by a group reporting directly to the Chief Financial Officer outside the control of interested individual department heads.

        Our senior department managers in areas which place firm capital at risk are paid salaries and year-end-only bonuses from the aggregate results of their departments, a mitigating factor against excessive risk-taking within their areas of responsibility. We also have a substantial mitigating effect against excessive risk-taking by our employees due to our Chief Executive Officer's incentive compensation arrangement which is annual, includes diverse criteria for any incentive payments and includes an annual cap on any earned incentive payment amount.

        Our Compensation and Audit Committees coordinate their activities and oversight where compensation and risk activities intersect and, since February 2009, the Board has conducted ongoing risk-oriented reviews of firm operating units presented by management concurrently with most Audit Committee meetings, and conducted annual Compensation Committee reviews of each of these specific risk/compensation practices. Please see "Risk Management" on page 14 for further information.

        This concludes our Compensation Discussion and Analysis.

Security Ownership of Certain Beneficial Owners and Management

        Our authorized capital includes 99,665 shares of Class B Stock, all of which were issued and outstanding, and 50,000,000 of shares of Class A Stock, of which 13,141,103 shares of Class A Stock were issued and outstanding, and 50,000,000 shares of Preferred Stock, none of which were outstanding as of March 9, 2018.

        The following table sets forth certain information regarding the beneficial ownership of each class of our stock as of March 9, 2018 with respect to (i) each person known by us to beneficially own, or exercise control or discretion over, more than 5% (except as otherwise indicated) of any class of our stock, (ii) each of our directors and nominees for director, (iii) each of our executive officers named in the "Summary Compensation Table" set forth herein and (iv) our directors, nominees for director and executive officers as a group. The address of each beneficial owner for which an address is not otherwise indicated is: c/o Oppenheimer Holdings Inc., 85 Broad Street, New York, NY 10004.

        For purposes of the table, beneficial ownership is determined pursuant to Rule 13d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of stock which such person or group has the right to acquire within 60 days after March 9, 2018. The percentage of shares deemed outstanding is based on 13,141,103 shares of Class A Stock and 99,665 shares of Class B

Stock outstanding as of March 9, 2018. In addition, for purposes of computing the percentage of Class A Stock owned by each person, the percentage includes all Class A Stock issuable upon the exercise of outstanding options held by such persons within 60 days after March 9, 2018.

        There are no outstanding rights to acquire beneficial ownership of any Class B Stock.

        Mr. A.G. Lowenthal has advised us that he intends to vote all of the Class B Stock owned and controlled by him for each of the matters referred to in the Notice of Meeting to be voted on at the Meeting.

	Class A Stock		Class B Stock
Name of Beneficial Owner — Ownership as of March 9, 2018	Shares	%	Shares	%
Hotchkis & Wiley Capital Management, LLC (1)	978,315	7.4%	—	—
Executive Officers, Director Nominees and Others:
A.G. Lowenthal (2)	3,178,832	24.2%	96,089	96.4%
J. J. Alfano (3)	59,861	*	60	*
W. Ehrhardt (3)	17,225	*	—	—
M.A.M. Keehner (3)	17,225	*	—	—
R. S. Lowenthal (4)	39,753	*	140	*
A.W. Oughtred (3)	23,150	*	—	—
E.K. Roberts (5)	219,382	1.7%	120	*
P.M. Friedman (3)	2,875	*	—	—
E. Behrens (3)	875	*	—	—
T.M. Dwyer (3)	4,875	*	—	—
T.A. Glasser (6)	—	—	—	—

Executive Officers, Director Nominees and Others as a group (11 persons)	3,564,053	27.1%	96,409	96.7%

*
Less than 1%

(1)
Based solely on Schedule 13G filed with the SEC on February 13, 2018 by Hotchkis & Wiley Capital Management, LLC. The address of their business office is 725 South Figueroa St., 39th Floor, Los Angeles, CA 90017.

(2)
With respect to the Class A Stock, A.G. Lowenthal holds 48,935 shares directly and is also the sole general partner of Phase II Financial L.P., a New York limited partnership, which is the record holder of 3,129,897 shares of Class A Stock. Mr. Lowenthal holds 14,129 shares of Class A Stock through the Oppenheimer 401(k) Plan. With respect to the Class B Stock, Phase II Financial Inc., a Delaware corporation wholly-owned by Mr. Lowenthal ("Phase II"), is the holder of record of all such shares. In the event of Mr. Lowenthal's death or incapacity, control of Phase II would pass to Mr. Lowenthal's spouse.

(3)
Stock is held directly.

(4)
R.S. Lowenthal owns 36,148 shares of Class A Stock directly and 3,605 shares of Class A Stock through the Oppenheimer 401(k) Plan. R.S. Lowenthal owns 303,357 shares of Class A Stock indirectly through Phase II Financial L.P., 174,000 shares of Class A Stock indirectly through the R.S. Lowenthal Family Trust and 150,000 shares of Class A Stock indirectly through the A.R. Lowenthal Family Trust. R.S. Lowenthal is a limited partner in Phase II Financial L.P. and the aforementioned trusts, which are included in the total number of shares of Class A Stock reported by A.G. Lowenthal in (2) above.

(5)
E.K. Roberts owns 11,917 shares of Class A Stock directly and 207,465 shares of Class A Stock indirectly through E.K. Roberts Holdco Inc., an Ontario corporation owned 100% by E.K. Roberts.

(6)
Nominee for director at the Meeting.

        There are no arrangements, known to us, the operation of which may at a subsequent date result in a change of control of our Company.

        All shares of Class A Stock authorized under the EIP, the ESP and the OIP have been approved by the Class B Stockholders. Descriptions of the 2006 Equity Incentive Plan, the Employee Share Plan and the 2014

Incentive Plan appear in note 14 of our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017.

        Class A Stock authorized for issuance under such share-based plans as of March 9, 2018 is as follows:

Plan	Number of shares of Class A Stock to be issued upon exercise of outstanding options or upon vesting of restricted stock or stock awards	Weighted average exercise price of outstanding awards	Number of shares of Class A Stock remaining available for future issuance
2006 Equity Incentive Plan	2,976	$23.49	—
Employee Share Plan	27,925	$23.49	—
2014 Incentive Plan	1,359,298	$20.10	832,479

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. We are required to report in this proxy statement any failure of our directors and executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during or for the preceding fiscal year (or, to the extent not previously disclosed, any prior fiscal year).

        To our knowledge, based solely on review of copies of such reports furnished to us during and for the fiscal year ended December 31, 2017 and representations made to us by such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with, except for a missed Form 4 filing for Mr. R.S. Lowenthal with respect to the vesting of certain shares of restricted Class A Stock in February 2017, which was then rectified by the filing of a Form 5. All other Section 16(a) filings requirements are currently up to date.

Stock Buy-Back

        On May 5, 2017, the Company announced that its board of directors approved a share repurchase program that authorizes the Company to purchase up to 650,000 shares of the Company's Class A Stock, representing approximately 5% of its 13,178,571 then issued and outstanding shares of Class A Stock. This authorization supplemented the 40,734 shares that remained authorized and available under the Company's previous share repurchase program covering up to 665,000 shares of the Company's Class A Stock, which was announced on September 15, 2015, for a total of 690,734 shares of Class A Stock authorized and available for repurchase.

        During the year ended December 31, 2017, the Company purchased and canceled an aggregate of 450,350 shares of Class A Stock for a total consideration of $7.5 million ($16.57 per share). As of December 31, 2017, 508,906 shares of Class A Stock were available to be purchased under this program.

        Any such share purchases will be made by the Company from time to time in the open market at the prevailing open market price using cash on hand, in compliance with the applicable rules and regulations of the New York Stock Exchange and federal and state securities laws and the terms of the Company's senior secured debt. All shares purchased will be canceled. The share repurchase program is expected to continue indefinitely. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of Class A Stock. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice.

 Certain Relationships and Related Party Transactions

Indebtedness of Directors and Executive Officers

        The following sets out information with respect to the aggregate indebtedness of our directors and executive officers under securities purchase and other programs. On December 31, 2017 and since that date, none of our directors and the executive officers were or have been indebted to us.

Indebtedness of Directors and Executive Officers Under
(I) Securities Purchase and (2) Other Programs

Name and Principal Position	Involvement of Company or Subsidiary	Largest Amount Outstanding During 2017 ($)	Amount Outstanding as of March 9. 2018 ($)	Financially Assisted Securities Purchases During 2016 (#)	Security for Indebtedness	Amount Forgiven During 2017 ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Securities Purchase Programs
N/A
Other Programs
A.G. Lowenthal	Oppenheimer Margin Account	—	—	—	Margined securities	—
R.S. Lowenthal	Oppenheimer Margin Account	—	—	—	Margined securities	—

        During 2017, certain of our directors, executive officers and senior officers of Oppenheimer & Co. Inc., our subsidiary, maintained margin accounts with Oppenheimer & Co. Inc. in connection with the purchase of securities (including our securities). These margin accounts are substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectability.

Other Relationships and Transactions

        Mr. R.S. Lowenthal, the son of Mr. A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is Senior Managing Director and Head of Oppenheimer & Co. Inc.'s Global Fixed Income and Investment Banking businesses and is compensated with a base salary and a Performance-Based Cash Award for each fiscal year determined by the application of a formula established by the Compensation Committee annually based upon the performance of the Global Fixed Income and Investment Banking businesses and other businesses that report to him for the fiscal year and certain other performance criteria established by the Compensation Committee. Mr. R.S. Lowenthal became a Director in May 2013. Mr. Andrew Crystal, the first cousin of Mr. A.G. Lowenthal, our Chairman of the Board and Chief Executive Officer, is an Oppenheimer & Co. Inc. financial advisor and is compensated on the same basis as other Oppenheimer & Co. Inc. financial advisors.

        Our Code of Conduct and Business Ethics for Directors, Officers and Employees contains prohibitions and restrictions on our directors, executive officers and other employees from entering into or becoming involved in situations which could give rise to conflicts of interest with us. Our directors, senior executives and employees and our subsidiaries are required to avoid investments or other interests and associations that interfere, might interfere or might be perceived to interfere, with the independent exercise of judgment in our best interests.

        Our directors, senior executives and employees may not advance their personal interests at our expense nor may they personally take or benefit from opportunities arising from their employment with us.

        Pursuant to the Audit Committee Charter, the Audit Committee is tasked with reviewing and approving all related party transactions.

 STOCKHOLDER PROPOSALS

        The Delaware General Corporation Law (the "DGCL"), which governs our Company, provides that certain registered or beneficial holders of shares entitled to vote at a meeting of stockholders may, in accordance with the provisions of the DGCL, submit a notice to us of a proposal that the holder wishes to be considered by the stockholders entitled to vote at a meeting of stockholders. In order for any stockholder proposal to be included in the proxy statement for the next annual meeting of stockholders of the Company following the Meeting, the proposal must be submitted to the Company at its office at 85 Broad Street, New York, NY 10004 (Attention: Secretary) prior to February 2, 2019.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Holders of Class A and Class B Stock or other interested parties may communicate with the Board of Directors, including the Lead Director or our independent directors as a group by e-mail to info@opco.com (Attention: Board of Directors) or by mail to:

Oppenheimer Holdings Inc.
Board of Directors
c/o Secretary
85 Broad Street
New York, NY 10004

        All such correspondence will be forwarded to the Lead Director or to any individual director or directors to whom the communications is or are directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate. Our Secretary has the authority to discard or disregard inappropriate communications or to take other reasonable actions with respect to any such inappropriate communications.

WHERE YOU CAN FIND MORE INFORMATION

        Our Annual Report on Form l0-K for the year ended December 31, 2017 also serves as our 2017 Annual Report to Stockholders. It is available to view and print on-line on our website at www.opco.com on the Investor Relations page. A stockholder who wants to receive a paper or email copy of our Annual Report on Form 10-K for the year ended December 31, 2017 must request one. The report is available, without charge, except for exhibits to the report, by (i) writing to Oppenheimer Holdings Inc., 85 Broad Street, 22nd Floor, New York, New York 10004, Attention: Secretary, (ii) calling 1-800-221-5588, (iii) emailing us with your request at info@opco.com or (iv) through our webiste at www.opco.com/investor-relations/index.aspx. Exhibits will be provided upon request and payment of a reasonable fee.

        You may read and copy our reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of our reports, proxy statement and other information by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Oppenheimer Holdings Inc., that file electronically with the SEC. The address of the SEC's Internet website is www.sec.gov.

        Additional information relating to us is available on our website at www.opco.com.

        You should rely only on the information contained in this proxy statement to vote on the proposals set forth herein. The Company has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 23, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than March 9,

2018, and neither the availability of this proxy statement via the Internet nor the mailing of this proxy statement to our Class B Stockholders shall create any implication to the contrary.

OTHER INFORMATION

        Our Board of Directors is aware of no other matters, except for those incident to the conduct of the Meeting, that are to be presented to Class B Stockholders for formal action at the Meeting. If, however, any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By Order of the Board of Directors,

Dennis P. McNamara,
Secretary

March 23, 2018

. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. A + 1. Election of Directors: FOR WITHHELD FOR WITHHELD FOR WITHHELD 1.1 - E. Behrens 1.2 - T.M. Dwyer 1.3 - W. Ehrhardt 1.4 - P.M. Friedman 1.5 - T.A. Glasser 1.6 - A.G. Lowenthal 1.7 - R.S. Lowenthal 1.8 - A.W. Oughtred ForAgainst Abstain 2. The appointment of Deloitte & Touche LLP as auditors for 2018 and the authorization of the Audit Committee to fix the remuneration of the auditors. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02SCKB Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — OPPENHEIMER HOLDINGS INC. + Annual Meeting of Stockholders – May 14, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby revokes any proxy previously granted and appoints Mr. A.G. Lowenthal and D.P. McNamara, Esq., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Class B Voting Common Stock of Oppenheimer Holdings Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 14, 2018 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. A Class B Stockholder has the right to appoint a person, who need not be a Class B Stockholder, to represent the Class B Stoc kholder at the Meeting other than the persons designated herein. To exercise this right, a Class B Stockholder may insert the name of the desired person in the box provided below or may submit another form of proxy. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of the Company to be he ld May 14, 2018. Stockholders may view the proxy statement and the Company’s 2017 Annual Report at www.opco.com/investor-relations/index.aspx. (Continued and to be marked, dated and signed on the other side) Proxy Services C/O Computershare Investor Services P O Box 30202 College Station, TX 77842-3202 +

QuickLinks

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 14th, 2018
PROXY STATEMENT
SUMMARY
Oppenheimer Holdings Inc.
Questions and Answers about the Matters to be Acted Upon
THE MEETING
Solicitation of Proxies
Class A Stock and Class B Stock
Appointment and Revocation of Proxies
MATTER NO. 1 ELECTION OF DIRECTORS
Nominees for Election as a Director
2017 DIRECTOR COMPENSATION TABLE
Outstanding Equity Awards Table As of December 31, 2017
Option Exercises and Stock Vested For the Year Ended December 31, 2017
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
REPORT OF THE COMPLIANCE COMMITTEE
MATTER NO. 2 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accounting Fees and Services
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis
SUMMARY COMPENSATION TABLE For the Year Ended December 31, 2017
All Other Compensation Table For the Year Ended December 31, 2017
Grants of Plan-Based Awards For the Year Ended December 31, 2017
Outstanding Equity Awards Table As of December 31, 2017
Option Exercises and Stock Vested For the Year Ended December 31, 2017
Nonqualified Deferred Compensation For the Year Ended December 31, 2017
Realized pay for fiscal 2017
Realized Pay for Fiscal 2017 Table
Compensation Policies and Risk
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Party Transactions
Indebtedness of Directors and Executive Officers Under (I) Securities Purchase and (2) Other Programs
STOCKHOLDER PROPOSALS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
WHERE YOU CAN FIND MORE INFORMATION
OTHER INFORMATION